UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRESH DEL MONTE PRODUCE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

    Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PROVIDING HEALTHY CHOICES

GROWING WITH OUR COMMUNITIES

PROTECTING OUR PLANET

LIVING OUR VALUES

Fresh Del Monte Produce Inc. Proxy Statement 2020

A BETTER WORLD TOMORROW

A LETTER FROM OUR CHAIRMAN AND CEO

March 19, 2020

Dear Shareholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2020 Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. to be held on Tuesday, April 28, 2020, at 11:30 a.m., Eastern Time, at Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. The accompanying notice and proxy statement set forth the details regarding admission and the business to be conducted at the annual general meeting.

I am pleased to report that in 2019, we benefited from our 2018 initiatives to realign certain production units, as well as early returns on our 2019 strategic shift to focus on becoming a value-added and more diversified company. The emphasis on strengthening our core businesses led to higher gross margins and increased profitability. Looking toward 2020, I am optimistic about the future for Fresh Del Monte Produce. We are a different company today than we were a year ago. We have embarked on a 5-year plan to transform Fresh Del Monte Produce. The key elements of our transformation involve:

•	Protect and grow the core business;
•	Drive innovation and expansion growth on value-added categories;
•	Evolve our culture to increase employee engagement and productivity;
•	Become a technology driven company to drive efficiencies;
•	Become a consumer driven company; and
•	Sustainability: waste less for a better world tomorrow.

While this transformation is a multi-year strategic plan, and there is still a lot of work to do, I continue to be inspired by the commitment and resilience of our organization as we work to transform our company.

I am also pleased to report that in 2019 we published our latest Corporate Sustainability Report, that is available on our website, in which we reaffirmed our commitment to continue doing business in a sustainable way that creates, promotes and ensures A Better World Tomorrow. We are focused on further reducing our emissions footprint, achieving carbon neutrality across more of our operations and partnering with other organizations to multiply our impact. Some key takeaways from the report include:

•	We have exceeded our 10-year target for reduction of energy consumption per-ton of product by 20%.
•	Since 2013, our banana operations in Costa Rica (BANDECO division) have been certified as carbon neutral.
•	We have certified 100% of our processing facilities and distribution centers under internationally recognized food safety standards ahead of our 2020 goal.
•	In three years, we have planted over 700,000 trees in our communities, working toward a goal of 2.5 million by 2025.
•	Since 2017, we have provided educational opportunities to some 6,200 students. By 2025 we hope to support 150 local programs.

I look forward to continuing to make progress on our strategic priorities and updating you regarding the actions we take and our path forward.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Fresh Del Monte Produce Inc.

Sincerely,

Mohammad Abu-Ghazaleh

Chairman and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME:

Tuesday, April 28, 2020 at 11:30 a.m., Eastern Time

PLACE:

Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134*

ITEMS OF BUSINESS:

PROPOSAL 1	Elect one director nominee for a three-year term expiring at the 2023 Annual General Meeting of Shareholders

PROPOSAL 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2021

PROPOSAL 3	Approve, by non-binding advisory vote, the compensation of our named executive officers in 2019

Transact other business properly presented at the annual general meeting or any postponement or adjournment thereof.

RECORD DATE:

The board of directors has fixed March 2, 2020 as the record date for the annual general meeting. This means that only shareholders as of the close of business on that date are entitled to receive notice of and to vote at the annual general meeting.

ADMISSION TO THE ANNUAL GENERAL MEETING:

Either an admission ticket or proof of ownership of ordinary shares, as well as a form of personal photo identification, must be presented in order to be admitted to the annual general meeting.

It is important that your shares be represented at the annual general meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present.

Marlene M. Gordon

Senior Vice President, General Counsel, Chief Compliance Officer & Communications Officer

*

We currently intend to hold the annual general meeting in person. However, we are actively monitoring the coronavirus, or COVID-19, and are sensitive to the public health and travel concerns that our shareholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the annual general meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the annual general meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about March 19, 2020.

Our proxy statement and annual report are available online at www.envisionreports.com/FDP

2020 Proxy Statement	Table of Contents | i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about March 19, 2020. You should read the entire proxy statement carefully before voting. For more information regarding our 2019 performance, please review our annual report on Form 10-K for the fiscal year ended December 27, 2019.

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, April 28, 2020 at 11:30 a.m. Eastern Time
Record Date:	March 2, 2020
Place:	Del Monte Fresh Produce Company 241 Sevilla Avenue Coral Gables, Florida, 33134

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation	Page Reference (for more details	)

1. Election of Directors	FOR the Director Nominee	7

2. Ratification of Ernst & Young, LLP as Auditors	FOR	27

3. Advisory Approval of Executive Compensation	FOR	32

VISION AND GOALS

During 2019, we adopted our new 5-year vision. Our goal is to inspire heathy lifestyles through wholesome and convenient products. Our long-term strategy is founded on six strategic goals:

Protect and grow the core business

Drive innovation and expansion growth on value-added categories

Evolve our culture to increase employee engagement and productivity

Become a technology driven company to drive efficiencies

Become a consumer driven company

Sustainability: waste less for a better world tomorrow

2020 Proxy Statement	Proxy Summary | 1

2019 FINANCIAL HIGHLIGHTS

Our strategy to increase focus on value-added products remained on track in 2019 resulting in improvements in our gross profit, operating income and net income as compared with the prior year. Highlights include:

(1) Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities.

OVERVIEW OF OUR DIRECTORS

Director	Director Since	Age	Background	Current Committee Memberships
Mohammad Abu-Ghazaleh	1996	78	Chairman and Chief Executive Officer Fresh Del Monte Produce Inc.
Michael J. Berthelot	2006	69	Chief Executive Officer Cito Capital Corporation	Audit and Compensation (Chair) Lead Independent Director
Madeleine L. Champion*	2009	75	Chief Executive Officer Champion Global Advisors, LLC	Compensation and Governance (Chair)
Mary Ann Cloyd	2019	65	Former Senior Partner PricewaterhouseCoopers LLP	Audit (Chair) and Governance
John H. Dalton	1999	78	Former President Housing Policy Council of the Financial Services Roundtable	Audit, Compensation and Governance
Ahmad Abu-Ghazaleh	2018	43	Vice Chairman and Chief Executive Officer Royal Jordanian Air Academy, Arab Wings, Queen Noor Technical College and Gulf Wings
Amir Abu-Ghazaleh	1996	73	General Manager Abu-Ghazaleh & Sons Co. Ltd.

*	Ms. Champion is not standing for re-election.

2 | Proxy Summary	2020 Proxy Statement

GOVERNANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

Our corporate governance practices and executive compensation standards include:

•	Our latest Corporate Sustainability Report was published in 2019 demonstrating our long-standing commitment to doing business in a sustainable way. (Page 21)

•	Executive compensation is tied to financial and operating performance. (Page 36)

•	Robust employee compensation recoupment or “clawback” policy. (Page 23)

•	Directors and officers are subject to rigorous stock ownership guidelines. (Page 26)

•	80% of our CEO’s target total compensation and an average of 57% of our other named executive officers’ target total compensation is at-risk or performance-based. (Page 36)

•	Advisory vote on executive compensation is conducted annually. (Page 32)

•	Executives are prohibited from short-sale transactions or hedging any shares. (Page 24)

•	Board conducts annual self-evaluation to determine effective functioning. (Page 15)

•	Director resignation policy for all director nominees. (Page 8)

•	Directors regularly attend continuing education programs.

2020 Proxy Statement	Proxy Summary | 3

FRESH DEL MONTE PRODUCE INC.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

PROXY STATEMENT

You are receiving this proxy statement because you own ordinary shares of Fresh Del Monte Produce Inc., or Ordinary Shares, that entitle you to vote at the 2020 Annual General Meeting of Shareholders, which we also refer to as the Annual Meeting. Our board of directors, or Board, is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision. The terms “Company,” “we,” “our” and “us” used in this proxy statement refer to Fresh Del Monte Produce Inc. and its subsidiaries unless the context otherwise requires.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

We will hold the Annual Meeting on Tuesday, April 28, 2020 at 11:30 a.m. Eastern Time, at Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida, 33134.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a paper copy of the proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” on or about March 19, 2020 to our shareholders at the close of business on March 2, 2020. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

What am I voting on?

At the Annual Meeting, you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
1. To elect one director nominee for a three-year term expiring at the 2023 Annual General Meeting of Shareholders.	FOR the Director Nominee
2. To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending January 1, 2021.	FOR
3. To approve, by non-binding advisory vote, the compensation of our named executive officers in 2019, which we refer to as “Say on Pay.”	FOR

We also will consider other business that properly comes before the meeting in accordance with the laws of the Cayman Islands and our Articles of Association. However, the Board is not aware of any other matters to be presented for action at the Annual Meeting.

Who can vote?

Holders of our Ordinary Shares at the close of business on March 2, 2020, are entitled to vote their Ordinary Shares at the Annual Meeting. As of March 2, 2020, there were 47,968,461 Ordinary Shares issued, outstanding and entitled to vote. Each Ordinary Share issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the 47,968,461 issued and outstanding Ordinary Shares on

4 | Questions and Answers	2020 Proxy Statement

March 2, 2020 will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum if the shareholder or proxy representing the shareholder is present at the meeting. Ordinary Shares for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such Ordinary Shares are voted on any specific proposal.

What is the difference between a “shareholder of record” and a “street name” holder?

If your Ordinary Shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered a “shareholder of record” or a “registered shareholder” of those Ordinary Shares. In this case, your Notice has been sent to you directly by us.

If your Ordinary Shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your broker or other nominee, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your Ordinary Shares by following the instructions for voting set forth in the Notice.

How do I vote?

If you are a shareholder of record, you may vote:

•	via Internet;
•	by telephone;
•	by mail, if you received a paper copy of the proxy materials; or
•	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth in the Notice, which contains instructions on how to access our proxy statement, annual report and shareholder notice online, and the printed proxy card.

What are the requirements to elect the director nominee and to approve each of the proposals in this proxy statement?

Under the laws of the Cayman Islands and our Articles of Association, the affirmative vote of a majority of the Ordinary Shares present in person at the Annual Meeting, or represented by proxy, is necessary for approval of each of Proposal 1, Proposal 2, and Proposal 3. Abstentions will have no effect on the outcome of the vote for any of the Proposals under Cayman Islands law.

Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner and your shares are held in “street name,” the broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1. Election of Directors	No	None
2. Ratification of Independent Registered Public Accounting Firm	Yes	Not Applicable
3. Say on Pay	No	None

2020 Proxy Statement	Questions and Answers | 5

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” the director nominee in Proposal 1 and “FOR” Proposals 2, and 3. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

How do I change my vote?

A shareholder of record may revoke his or her proxy by giving written notice of revocation to our Corporate Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), provided that the new proxy card is received by Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky, 40233 by 11:59 p.m., Eastern Time, on April 27, 2020, or by voting in person at the Annual Meeting.

If your shares are held in “street name,” you may change your vote by following your broker’s or other nominee’s procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy reflects all shares owned by you at the close of business on March 2, 2020.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who can attend the Annual Meeting?

Only shareholders as of March 2, 2020, the record date, and our invited guests are permitted to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our record date shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the broker or other nominee confirming such ownership, and a form of personal identification. If you wish to vote your Ordinary Shares that are held by a broker or other nominee at the meeting, you must obtain a proxy from your broker or other nominee and bring that proxy to the meeting.

We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus, or COVID-19, and are sensitive to the public health and travel concerns that our shareholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations, Telephone: (305) 520-8433.

6 | Questions and Answers	2020 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect the director nominee listed below to serve on the Board for a three-year term. Information about the Board and the director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” the director nominee listed below. After consideration of the individual qualifications, skills and experience of the director nominee, the Board believes this director nominee would contribute to a well-balanced and effective Board.

The Board, upon recommendation from the Governance Committee, has nominated one director for election at the Annual Meeting. The director elected at the Annual Meeting will hold office until the annual general meeting of shareholders to be held in 2023 or until his successor has been elected and qualified, or until his earlier death, resignation, removal or disqualification. Michael J. Berthelot currently serves as a member of the Board.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the director nominee presented below. If, at the time of the meeting, the director nominee has become unavailable to serve, shares represented by proxies will be voted for any substitute director nominee designated by the Board, unless the size of the Board is reduced. The Board knows of no reason why the director nominee will be unavailable or unable to serve.

The Board recommends that you vote “FOR” the nominee for director

2020 Proxy Statement	Election of Directors | 7

ELECTION OF DIRECTORS

Introduction

Our Articles of Association provide that our Board must consist of between three and nine directors. Our Board currently consists of seven directors and is divided into three classes. We believe that the classified board is the most effective way for the Board to be organized because it ensures a greater level of certainty of continuity from year-to-year which provides stability in organization and experience. As a result of the three classes, at each annual general meeting, directors are elected for a three-year term. Class terms expire on a rolling basis, so that one class of directors is elected each year.

Our current directors and classifications are as follows:

Class I Amir Abu-Ghazaleh Mary Ann Cloyd	Class II Michael J. Berthelot Madeleine L. Champion	Class III Mohammad Abu-Ghazaleh Ahmad Abu-Ghazaleh John H. Dalton

The terms of the two current Class II directors expire at the Annual Meeting. Ms. Champion has advised us that she does not wish to stand for re-election. The Governance Committee has recommended that Michael J. Berthelot be nominated for re-election for a three-year term expiring at the 2023 Annual General Meeting of Shareholders. Mr. Berthelot has consented to serve if elected. The Nominating Committee is currently conducting a search for a new director to replace Ms. Champion and the Board expects to appoint a nominee who meets the NYSE rules for independence at the annual meeting. If Mr. Berthelot is unable or unwilling to serve at the time of the election, the persons named in the form of proxy may vote for another person, or persons, in their discretion. A director nominee who fails to receive a majority of the votes cast will be required to submit his or her resignation as a director. The Board will then consider all the facts and circumstances relative to the continued service of such director before accepting or declining such resignation.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner.

8 | Election of Directors	2020 Proxy Statement

ELECTION OF DIRECTORS

Director Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and that align with our strategic vision and business and operations. The following is a summary and description of some of these skills, experience, and background that our current directors bring to the Board. The directors’ biographies note each director’s relevant skills, experience and qualifications relative to this list.

LEADERSHIP EXPERIENCE	Experience serving as a CEO, CFO, senior executive or functional leader within an organization
6 of 7

PUBLIC COMPANY BOARD EXPERIENCE	Experience serving on the boards of other U.S. or international public companies and familiarity with key corporate governance matters
7 of 7

INDUSTRY EXPERTISE	Experience in key aspects of our businesses and industry, including food/agribusiness, distribution, transportation/shipping, retail and innovation/research & development
4 of 7

FINANCE/ACCOUNTING	Experience or expertise in financial accounting and reporting or the financial management of an organization
5 of 7

INVESTMENT EXPERIENCE	Experience overseeing investments and investment decisions of companies
6 of 7

INTERNATIONAL EXPERIENCE	Experience doing business internationally or focused on international issues and operations or with multinational companies
7 of 7

ERM/RISK MANAGEMENT	Experience overseeing risk management matters
5 of 7

M&A/INTEGRATION	Experience leading growth through acquisitions and other business combinations and ability to evaluate operational integration plans
4 of 7

2020 Proxy Statement	Election of Directors | 9

ELECTION OF DIRECTORS

Director Biographies

Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Director Up for Election

Class II Director

Term Expires at the 2023 Annual General Meeting

Michael J. Berthelot                 Director Since: 2006                Age: 69

Chief Executive Officer, Cito Capital Corporation

Biography: Since 2004, Mr. Berthelot has served as the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm, and, since 2010, as Managing Principal and founder of Corporate Governance Advisors Inc., a consulting firm that provides board evaluation and advisory services. Mr. Berthelot is a Certified Public Accountant. Mr. Berthelot is also a faculty member of the University of California San Diego’s Rady School of Management, where he teaches corporate governance in the MBA program. He has served on the board of PenChecks Inc., a privately held financial services company, since February 2019. From 1992 to 2003, he served as Chairman and Chief Executive Officer of TransTechnology Corporation, a publicly traded multinational manufacturing firm, and from 2003 until 2006, he continued to serve as its non-executive Chairman. Mr. Berthelot served on the board of directors of Pro-Dex, Inc., a medical device manufacturer, from 2009 to 2013, where he also served as the Chief Executive Officer and President from 2012 to 2013.

Skills & Qualifications: Mr. Berthelot brings to the Board extensive management and operating experience, including in his previous role as a chief executive officer of a publicly traded multinational manufacturing and distribution business, as well as significant experience and corporate governance matters as well as accounting and financial reporting.

Experience Highlights:

Leadership, Public Company Board, Finance/Accounting, Investment, International, ERM/Risk Management, M&A/Integration

Lead Independent Director

Committees:

Audit

Compensation (Chair)

10 | Election of Directors	2020 Proxy Statement

ELECTION OF DIRECTORS

Continuing Directors

Class I Directors

Terms Expire at the 2022 Annual General Meeting

Amir Abu-Ghazaleh                Director Since: 1996                 Age: 73

General Manager, Abu-Ghazaleh & Sons Co. Ltd.

Biography: Since 1987, Mr. Abu-Ghazaleh has served as the General Manager of Ahmed Abu-Ghazaleh & Sons Co. Ltd., a marketer and distributor of fresh fruit and vegetables. Mr. Abu-Ghazaleh serves on the boards of directors of Clemenceau Medical Center, Arab Wings and Royal Jordanian Air Academy. He also serves as the Chairman of Abu-Ghazaleh Investments (AGI). He previously served on the board of International General Insurance Co. Ltd in Jordan. Mr. Abu-Ghazaleh and Mr. Mohammad Abu-Ghazaleh are brothers, and Mr. Abu-Ghazaleh is the uncle of Mr. Ahmad Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 20 years of executive, management and operating experience in the wholesale fresh fruit-related businesses, experience in marketing, finance corporate governance matters and international business with extensive knowledge of the Middle East markets.

Experience Highlights: Leadership, Public Company Board, Finance/Accounting, Investment, Industry Expertise, International, M&A/Integration

Mary Ann Cloyd                Director Since: 2019                 Age: 65

Former Senior Partner, PricewaterhouseCoopers LLP

Biography: From 1990 until her retirement in June 2015, Ms. Cloyd was a senior Partner with PricewaterhouseCoopers LLP, a global accounting firm. During her 25 years as a partner at PwC, Ms. Cloyd served in multiple leadership positions. For example, from 2011 until her retirement, Ms. Cloyd led PwC’s Center for Board Governance. Ms. Cloyd is a retired Certified Public Accountant. Since 2016, Ms. Cloyd has served as a director of Bellerophon Therapeutics, Inc., a publicly traded clinical-stage biotherapeutics company. Since April 2018, she has served as a director of NCMIC Group, Inc., a mutual insurance and financial services company. Between 2004 and 2013, Ms. Cloyd served on both PwC’s Global and U.S. Boards of Partners and Principals. Ms. Cloyd also is on the Board of Directors for the Geffen Playhouse, the Caltech Associates Board and the Advisory Board of the UCLA Iris Cantor Women’s Health Center.

Skills & Qualifications: Ms. Cloyd brings to the Board 39 years of public accounting/advisory experience, significant experience in corporate governance matters and experience in risk management and oversight.

Experience Highlights:

Leadership, Public Company Board, Finance/Accounting, ERM/Risk Management, International

Independent Director

Committees:

Audit (Chair)

Governance

Other Public Boards:

Bellerophon Therapeutics, Inc.

2020 Proxy Statement	Election of Directors | 11

ELECTION OF DIRECTORS

Class III Directors

Terms Expire at the 2021 Annual General Meeting

Mohammad Abu-Ghazaleh                Director Since: 1996                 Age: 78

Chairman and Chief Executive Officer, Fresh Del Monte Produce Inc.

Biography: Since 1996, Mr. Abu-Ghazaleh has served as our Chairman and Chief Executive Officer. He serves as the Chairman of the Royal Jordanian Air Academy, Arab Wings, Queen Noor Civil Aviation Technical College and Gulf Wings. Mr. Abu-Ghazaleh also serves as Chairman of the board of directors of International General Insurance Co. Ltd. and on the board of directors of United Cable Industries Company, Inc. He served on the board of directors of Bank Misr Liban from 2007 to September 2018. From 2004 to March 2011, Mr. Abu-Ghazaleh served on the board of directors of Jordan Kuwait Bank. Mr. Abu-Ghazaleh and Mr. Amir Abu-Ghazaleh are brothers. Mr. Abu-Ghazaleh is Mr. Ahmad Abu-Ghazaleh’s father.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board a unique understanding of our strategies and operations gained through over 20 years of executive leadership of our Company and over 45 years of experience in the fresh produce-related businesses serving in operations, management and executive leadership roles.

Experience Highlights:

Leadership, Public Company Board, Investment, Industry Expertise, International, ERM/Risk Management, M&A/Integration

Other Public Boards:

International General Insurance Co. Ltd. (Jordan)

United Cable Industries Company (Jordan)

12 | Election of Directors	2020 Proxy Statement

ELECTION OF DIRECTORS

Ahmad Abu-Ghazaleh                Director Since: 2018                Age: 43

Vice Chairman and Chief Executive Officer, Royal Jordanian Air Academy, Arab Wings, Queen Noor Technical College and Gulf Wings

Biography: Since 2003, Mr. Abu-Ghazaleh has served as the Vice Chairman and Chief Executive Officer of the Royal Jordanian Air Academy, a flight training academy, Arab Wings, private jet charter and aircraft management company, Queen Noor Technical College, a private engineering college, and Gulf Wings, a private jet charter company. He also serves as the Vice Chairman and Chief Executive Officer of the Abdali Celemenceau Hospital project in Amman, Jordan. He is the founder of the MMAG Foundation campus in Amman, a free art school, exhibition space and community center. Mr. Abu-Ghazaleh is an active member of several museum councils and advisory groups. Mr. Abu-Ghazaleh currently serves on several boards of directors of private and public organizations including, Banque Misr Liban since September 2018, Queen Rania Foundation, Endeavor Jordan and The American Center for Oriental Research (ACOR). He has served as the Chairman of United Cables Industries Company (UCIC), a Jordanian publicly traded company, since 2013 and of Augustus Management International since July 2016. He previously served as the Chairman of National Poultry Company (NPC), a publicly traded company and on the boards of directors of Arab Pharmaceutical Company and Modern Pharma, both publicly traded companies that were merged and sold to Hikma Pharmaceuticals (HIK: Lon). Mr. Abu-Ghazaleh is the son of Mr. Mohammad Abu-Ghazaleh and the nephew of Mr. Amir Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 15 years of management experience in global operations, as well as extensive experience in the transportation and food industries.

Experience Highlights: Leadership, Public Company Board, Investment, Industry Expertise, International Other Public Boards: United Cables Industries Company (Jordan) Banque Misr Liban

2020 Proxy Statement	Election of Directors | 13

ELECTION OF DIRECTORS

John H. Dalton                Director Since: 1999                Age: 78

Former President, Housing Policy Council of the Financial Services Roundtable

Biography: Mr. Dalton retired in June 2017 as the President of the Housing Policy Council of the Financial Services Roundtable, which represented 100 of the largest integrated financial services companies providing banking, insurance, and investment products and services. Formerly, he was President of IPG Photonics Corporation. He has held four presidential appointments requiring confirmation by the United States Senate. Secretary Dalton served as Secretary of the Navy from 1993 through 1998. He served on the President’s Advisory Council on the Arts from 1999 until 2001. He served as a member and Chairman of the Federal Home Loan Bank Board from 1979 through 1981. Secretary Dalton held the position of President of the Government National Mortgage Association of the U.S. Department of Housing and Urban Development from 1977 through 1979. Secretary Dalton currently serves on the board of directors of Crius Technology Group, LLC and on the advisory boards of Plena Global Holdings Inc. and Trustar Bank. From December 2017 to September 2018, he served on the board of directors of Newmark Group Inc., a publicly traded full-service commercial real estate services business. From 2004 to December 2017, Secretary Dalton served on the board of directors of WashingtonFirst Bancshares, Inc., a publicly traded bank holding company. From 2000 to 2011, Secretary Dalton served on the board of directors of IPG Photonics Corporation.

Skills & Qualifications: Mr. Dalton brings to the Board extensive experience developing and executing policies and strategies in banking, government and financial services, as well as experience in risk management and oversight and corporate governance matters, including with audit, compensation and governance committees.

Experience Highlights: Leadership, Public Company Board, Finance/Accounting, Investment, International, ERM/Risk Management Independent Director Committees: Audit Compensation Governance

14 | Election of Directors	2020 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our business and affairs are managed with oversight from our Board. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company. These guidelines are available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab.

Highlights of our Corporate Governance Guidelines are described below:

•	a majority of directors of the Board must be independent as defined by New York Stock Exchange corporate governance listing standards, or NYSE Listing Standards;

•	if the Chairman of the Board is not an independent director, the Board will appoint a lead independent director;

•

the Board will have an Audit Committee, Compensation Committee and Governance Committee, together, the Committees, and each of their members will be independent as defined by the NYSE Listing Standards and applicable SEC rules. The Board may designate one or more additional Committees or create ad hoc Committees from time to time;

•

a director nominee who fails to receive a majority of the votes cast must submit his or her resignation to the Board. The Board will then consider all the facts and circumstances relative to the continued service of the director before accepting or declining his or her resignation;

•

the Governance Committee will oversee an annual self-evaluation of the Board and its Committees as prepared by its members to consider how each has performed relative to its goals, objectives, and charter; and

•	directors should not serve simultaneously on the boards of more than four other public companies and Audit Committee members should not serve on more than two additional audit committees.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and CEO and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for our Company. Our CEO, Mohammad Abu-Ghazaleh, is also the Chairman of our Board. The Board currently believes that our Company and our shareholders are best served by having Mr. Abu-Ghazaleh hold both of these positions, given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses. Our Board also believes that the CEO serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

Lead Independent Director

In order to facilitate and strengthen the Board’s independent oversight of our Company’s performance and strategy and to uphold effective governance standards, the Board has established the role of a lead independent director. Mr. Berthelot currently serves as our lead independent director. The lead independent director:

•	acts as chairman for all meetings of the non-employee and independent directors, or in the absence of the Chairman of the Board;

•	convenes meetings of the independent directors upon the request of any of them, and establishes the agenda and approves the materials for those meetings; and

•	acts as a liaison between the Chairman and the non-employee and independent directors.

2020 Proxy Statement	Corporate Governance | 15

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that the Board must have a majority of directors who are independent as required by NYSE Listing Standards. Each year, the Board undertakes a review of director independence, which includes a review of each director’s or nominee’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or nominee or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that the directors and nominee listed below are independent.

• Michael J. Berthelot • Madeleine L. Champion • Mary Ann Cloyd • John H. Dalton

Meetings of the Board

The Board held 5 meetings during 2019. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Committees on which he or she served during the period in which he or she was a director. It is the policy of the Board to encourage its members to attend our annual general meeting of shareholders. All members of the Board in 2019 were present at our 2019 Annual General Meeting of Shareholders.

All of our non-employee directors meet in executive session (without management present) prior to each scheduled Board meeting. Mr. Berthelot currently serves as the presiding director over all executive sessions of the non-employee directors. In addition, our independent directors meet separately, without the participation of directors who do not qualify as independent directors.

Board Committees

The Board has the following three standing Committees: Audit, Compensation and Governance. The Board has adopted a written charter for each of these Committees. Committee charters are available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab. Each Committee conducts at least an annual review of and revises its respective charter, if necessary. The following table shows the current directors and the members of each of the Board’s Committees and the number of Committee meetings held during fiscal year 2019.

Director	Audit Committee	Compensation Committee	Governance Committee

MohammadAbu-Ghazaleh

AmirAbu-Ghazaleh

AhmadAbu-Ghazaleh

MichaelJ. Berthelot (LeadIndependent Director)	Member Financial Expert	Chair

MadeleineL. Champion* IndependentDirector		Member	Chair

MaryAnn Cloyd IndependentDirector	Chair Financial Expert		Member

JohnH. Dalton IndependentDirector	Member	Member	Member

Meetingsin 2019	8	4	4

*	As discussed above, Ms. Champion is not standing for re-election.

16 | Corporate Governance	2020 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

Members	Primary Responsibilities

Mary Ann Cloyd (Chair)

Michael J. Berthelot

John H. Dalton

The Board determined that each member of the Audit Committee meets the independence requirements of the NYSE Listing Standards and the enhanced independence standards for Audit Committee members required by the SEC.

•   Oversees the quality and integrity of our financial statements and financial reporting process

•   Oversees our systems of internal controls over financial reporting and disclosure controls and procedures

•   Oversees the performance of our internal audit services function

•   Engages the independent auditors and evaluates their qualifications, independence and performance

•   Oversees our compliance with legal and regulatory requirements, including our Code of Conduct and Business Ethics Policy

•   Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

Financial Expertise. The Board determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board has determined that Mary Ann Cloyd and Michael J. Berthelot each qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

Members	Primary Responsibilities

Michael J. Berthelot (Chair)

Madeleine L. Champion

John H. Dalton

The Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE Listing Standards including the enhanced independence standards for Compensation Committee members.

•   Reviews our general compensation structure and policies

•   Reviews and sets the corporate goals and objectives for Chief Executive Officer (“CEO”) compensation and evaluates the CEO’s performance in light of such goals and objectives

•   Evaluates, determines and recommends CEO compensation, subject to approval by the independent directors

•   Recommends the compensation of our other executive officers and the terms of any new executive compensation programs

•   Reviews the compensation structure and policies applicable to the Board and recommends proposed changes

•   Administers our incentive plans, including approving awards under such plans

•   Reviews and discusses with management each year the Compensation Discussion and Analysis included in our annual proxy statement

•   Oversees our risk assessment and risk management relative to our compensation structure, benefits and incentive plans’ administration

•   Serves as a liaison to our Chief Human Resources Officer to advise and provide insights and best practices regarding various human resource issues

Role of Independent Compensation Consultant. The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating and determining executive and director compensation, and in fulfilling its other responsibilities. In 2019, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant. Willis Towers Watson’s work with the Committee included analyses, advice, guidance and recommendations on executive and director compensation levels versus peers, market trends and incentive plan designs. In addition, in 2019, Willis Towers Watson conducted a review of our current peer group to ensure that it continues to serve as an appropriate benchmark for executive and director compensation levels and practices for 2020. Willis Towers Watson also reviewed our long-term incentive practices, and provided updates on executive compensation trends and developments. Willis Towers Watson will continue to work with the Committee to provide it with analyses, advice, guidance and recommendations on executive and director compensation versus peers, market trends and incentive plan designs. Willis Towers Watson was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have any other consulting arrangements with the Company. The Committee took into consideration the

2020 Proxy Statement	Corporate Governance | 17

CORPORATE GOVERNANCE

consultant’s analyses, advice, guidance and recommendations in recommending changes to Board and executive compensation. The Committee considered the independence of Willis Towers Watson and determined that no conflicts of interest exist. For more information regarding the role of the compensation consultant, see the disclosure under “Compensation Setting Process—Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation. During fiscal year 2019, Michael J. Berthelot, Madeleine L. Champion and John H. Dalton served as Compensation Committee members. None of these individuals was, during 2019, an officer or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2019 between us and any directors who served as Compensation Committee members for any part of 2019 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2019, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

Governance Committee

Members	Primary Responsibilities
Madeleine L. Champion (Chair) Mary Ann Cloyd John H. Dalton The Board determined that each member of the Governance Committee meets the independence requirements of the NYSE Listing Standards.

•   Identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board

•   Develops and recommends to the Board criteria for selecting new directors

•   Recommends director nominees for approval by the Board and the shareholders, and considers and recruits candidates to fill positions on the Board

•   Reviews director candidates recommended by shareholders for election

•   Assesses the contributions of incumbent directors

•   Advises the Board with respect to Committee membership and operations

•   Oversees preparation of the CEO succession plan and reviews succession plans for directors, Committee members and Committee chairs

•   Oversees our policies and programs with respect to sustainability, corporate social responsibility and the environment

•   Reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management

•   Develops and recommends to the Board corporate governance guidelines

18 | Corporate Governance	2020 Proxy Statement

CORPORATE GOVERNANCE

The Nomination Process

In considering the director nominee for the Annual Meeting, the Board and the Governance Committee evaluate such person’s background, qualifications, attributes and skills to serve as a director. The Board and the Governance Committee also evaluate each of the director’s contributions to the Board and role in the operation of the Board as a whole.

Consideration of Director Nominees. The Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as director nominees and other candidates recommended to the Governance Committee, in accordance with the following criteria:

•	their reputation for honesty and ethical conduct in their personal and professional activities and their strength of character and judgment;

•	their ability and willingness to devote sufficient time to Board duties;

•	their potential contribution to the diversity and culture of the Board;

•

their educational and industry background, as well as their business and professional achievements and experience, particularly in light of the Company’s business and its size, complexity and strategic challenges and whether they have demonstrated, by significant accomplishment in their fields, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and

•	their independence from management under requirements of applicable law and listing standards.

While the Board does not have a formal diversity policy, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account, among other factors, considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.

In connection with the selection of any new director nominee, the Governance Committee will assess the skills and experience of the Board, as a whole, and of each of the individual directors. The Governance Committee will then seek to identify those qualifications and experience sought in any new candidate in light of the criteria described above that will maintain a balance of knowledge, experience and skills on the Board and produce an effective Board. The Governance Committee has the authority to engage the services of executive search firms to assist the Governance Committee and the Board in identifying and evaluating potential director candidates. Following the identification of director candidates, such individuals will be interviewed by the Chairman and CEO, the President and COO and a majority of the Governance Committee members. The Governance Committee will consider the results of the interviews and will decide whether to recommend, and the Board will decide whether to approve, the candidate’s appointment as a director.

Shareholder Nominations of Director Candidates. Our Governance Committee has adopted policies addressing the procedures by which shareholders may recommend director nominees. A shareholder desiring the Governance Committee to consider any person for nomination for election to the Board must deliver a written submission to the Governance Committee in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. Such submission must include (i) the candidate’s name and contact information; (ii) a detailed resume of the candidate and a statement explaining the qualifications of the candidate that, in the view of the candidate and/or the shareholder, would make such person a suitable director and a description of the candidate’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder may have that relate to, or would result in any of the actions described in Item 4 of Schedule 13D (or any successor provision) under the Exchange Act; (iii) a statement of whether the candidate meets applicable law and listing requirements pertaining to director independence; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among the candidate, the shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others acting in concert therewith, on the one hand, and the candidate and his or her respective affiliates and associates, or others acting in concert therewith; (v) any information relating to the candidate, the shareholder and their respective affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act or otherwise be required to be provided pursuant to our Articles of Association; and (vi) the written consent of the candidate to serve as a director, if elected.

2020 Proxy Statement	Corporate Governance | 19

CORPORATE GOVERNANCE

The submission should include an undertaking to submit to the Secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The Governance Committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In addition to the foregoing, any nomination by a shareholder of any person for election to the Board must comply with the advance notice requirements of our Articles of Association (Articles 36(b) and 56). For more information regarding the advance notice requirements, see “Shareholder Proposals and Director Nominations for 2021 Annual General Meeting” in this proxy statement.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, which it fulfills directly and through its Committees, depending on the nature of the risks. Oversight is supported by management reports, reports by our independent auditors and advisors, all of which are intended to help the Board or the relevant Committees identify and manage key risks and exposures. The Board and its Committees also have regular executive sessions with the head of internal audit, as well as with the independent accountants and, where appropriate, other advisors, without any other management present. In addition, the Governance Committee reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management. The Board satisfies its oversight responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. The allocation of risk oversight among the Board and its Committees is summarized below.

BOARD OF DIRECTORS

•   Strategic, financial and execution risks and exposures associated with our operations, including matters affecting capital allocation;

•   Major litigation exposures;

•   Significant regulatory changes that present risks or may otherwise affect our business operations;

•   Senior management succession planning;

•   Major acquisitions and divestitures; and

•   Other matters that present material reputational risk or risk to our operations, plans and prospects, taken as a whole.

Audit Committee • Financial Risk • Financial reporting • Public disclosures • Internal control over financial reporting • Legal compliance • Financial policies • Credit and liquidity matters	Compensation Committee • Compensation structure, policies and practice • Compensation benefits and incentive plans	Governance Committee • Enterprise Risk Management Program • Corporate governance • Sustainability • Corporate social responsibility • Environment • Director succession

20 | Corporate Governance	2020 Proxy Statement

CORPORATE GOVERNANCE

Compensation Risks

In early 2020, as part of our risk management process, we conducted an annual comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. In evaluating our compensation components, we took into consideration the following risk-limiting characteristics:

•	Bonus payout under our annual incentive plan and long-term incentive plan is capped;

•

A significant percentage of our overall pay mix is long-term or equity-based, which, when combined with our Stock Ownership Guidelines, aligns our executive officers’ interests with shareholders’ interests and minimizes the taking of inappropriate or excessive risk that would impair the creation of long-term shareholder value;

•	We use multiple objectives which serves to limit the potential benefit of any single episode of excessive risk taking;

•

We have effective management processes for establishing key financial and operating targets, and monitoring financial and operating metrics and all computations and recommendations are subject to multiple levels of review including local, regional, corporate, and board level reviews;

•	We have effective monitoring by external and internal audit; and

•	All our compensation programs include claw back provisions if an award is granted based upon incorrect data.

Sustainability Initiatives

Our Governance Committee oversees our sustainability program. Sustainability has been a key part of who we are and what we do. In 2019, we published our latest Corporate Sustainability Report, which we refer to as the 2019 CSR report, in which we reaffirmed our commitment to continue doing business in a sustainable way. Since our beginning, we have supported and invested in local sustainability projects, providing education and health care to our communities, conserving forested land within our farming areas and protecting biodiversity. Many of our efforts and commitments contribute to the Sustainability Development Goals set by the United Nations in 2015, which include good health and well-being, responsible consumption and production, quality education, reduced inequalities, clean water and sanitation, sustainable cities and communities, life on land, affordable and clean energy and climate action.

Our sustainability strategy is to conduct our business in a way that creates, promotes and ensures A Better World Tomorrow. We work toward fulfilling our sustainability strategy by:

PROVIDING HEALTHY CHOICES	GROWING WITH OUR COMMUNITIES	PROTECTING OUR PLANET	LIVING OUR VALUES

Encourage healthy lifestyles by providing fresh and wholesome food to our consumers.	Ensure the well-being of our communities and foster growth within each of them.	Protect and promote the health of our planet, its wildlife and its natural resources.	Provide wholesome, safe and fresh products by supporting our team members and integrating our values into everything we do.

2020 Proxy Statement	Corporate Governance | 21

CORPORATE GOVERNANCE

22 | Corporate Governance	2020 Proxy Statement

CORPORATE GOVERNANCE

We have received various recognitions worldwide for our sustainability efforts, including:

•	2014 – Labor Medal from the Labor Ministry in Guatemala.

•	2014 – Voted the Favorite Juice Brand in the UAE by the BBC GoodFood Awards.

•	2015 – Certified as Carbon Neutral by SCS Global Services at our banana operation in Costa Rica (BANDECO division).

•	2018 – The Department of Environment and Natural Resources - Environmental Management Bureau in the Philippines awarded Ms. Limpio with the Outstanding Women in Water Award.

•	2018 – Recognized as Kenya’s Exporter and Importer of the Year by East Africa Maritime Awards.

•	2018 – Our operations in Kenya scored an A grade (Outstanding) by the Business Social Compliance Initiative (BSCI).

We are focused on further reducing our emissions footprint, achieving carbon neutrality across more of our operations and partnering with other organizations to multiply our impact. Some key takeaways from the report include:

•	We have exceeded our 10-year target for reduction of energy consumption per-ton of product by 20%.

•	Since 2013, our banana operations in Costa Rica (BANDECO division) have been certified as carbon neutral.

•	We have certified 100% of our processing facilities and distribution centers under internationally recognized food safety standards ahead of our 2020 goal.

•	In three years, we have planted over 700,000 trees in our communities, working toward a goal of 2.5 million by 2025.

•	Since 2017, we have provided educational opportunities to some 6,200 students. By 2025, we hope to support 150 local programs.

Along with the above achievements, our 2019 CSR report outlines, our considerable progress in traceability, packaging, pesticide use, infrastructure development, wellness programming, wastewater treatment and other topics geared toward curbing the effects of climate change.

More detailed sustainability information, including our sustainability journey, goals and commitments, and our sustainability report, is available on our Web site at www.freshdelmontecsr.com.

Employee Compensation Recoupment Policy

We have recently adopted the Employee Compensation Recoupment or “Clawback” Policy (the “Recoupment Policy”), which covers all our current and former employees (the “Covered Employees”). The Recoupment Policy allows the Company to cancel and/or recover severance and other separation benefits and short-term and long-term incentive awards granted, payable or paid to Covered Employees in the event of:

•

any inaccurate financial statement – inaccurate financial statement means an inaccurate financial statement of the Company or any inaccurate calculation or determination of performance criteria with respect to the Company or a subsidiary (whether or not contained in a financial statement), regardless of whether such inaccuracy is the result of covered conduct or the subject of an accounting restatement, or

•

any covered conduct by any Covered Employees – covered conduct means gross negligence, intentional misconduct, fraud or embezzlement (referred to as serious misconduct), failure to comply with our Code of Conduct and Business Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, failure to comply with non-compete, non-solicit or confidentiality provisions or any other restrictive covenants contained in any employment agreements or behavior that is detrimental to the business or reputation of our Company.

2020 Proxy Statement	Corporate Governance | 23

CORPORATE GOVERNANCE

If the Compensation Committee determines that a Covered Employee was paid or awarded during a three-year lookback period more than he or she would have been paid or awarded absent the inaccurate financial statement (other than as a result of serious misconduct), then the Compensation Committee may, to the extent permitted by applicable law, seek to recover such excess compensation from short-term or long-term incentive awards. If the Compensation Committee determines that during a three-year lookback period any serious misconduct occurred (including if such serious misconduct resulted in an inaccurate financial statement), the Compensation Committee may cancel and/or recover any short-term or long-term incentive awards and any severance or other separation benefits granted, payable or paid to a Covered Employee, with no limit to the amount that it may cancel or recover.

No Hedging Policy

We have adopted a hedging policy which prohibits all our directors and employees, including our executive officers, or any of their designees, family members or entities that they influence or control, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities that were granted to the director or employee as part of their compensation or that are held, directly or indirectly, by any such persons.

Code of Conduct and Business Ethics Policy

We have adopted a Code of Conduct and Business Ethics Policy, or the Code, that applies to all our employees and to our directors. The Code is designed to ensure that our business is conducted in a consistently legal and ethical manner. The Code includes policies on employment, conflicts of interest and the protection of confidential information, and requires adherence to all laws and regulations applicable to the conduct of our business. Our Code addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

The Code is available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab. We intend to disclose any amendments to, or waivers of, the Code relating to our directors or executive officers on our Web site within four business days following the date of the amendment or waiver. Only the Board may grant a waiver from any provision of our Code in favor of a director or executive officer.

Related Person Transactions

Our Board has adopted the Company’s Aircraft Travel Policy to clarify and document the procedures and safety requirements with respect to the authorization to use private or charter aircraft in which Mohammad Abu-Ghazaleh, our Chairman and CEO, has an interest for business travel by Mohammad Abu-Ghazaleh and such other persons as he may designate. In 2019, we incurred approximately $2.2 million of air charter expenses with respect to an aircraft that is indirectly owned by Mohammad Abu-Ghazaleh and is managed by Arab Wings, an aircraft management company in which Mohammad Abu-Ghazaleh has an ownership interest. Mohammad Abu-Ghazaleh is Chairman of Arab Wings, Ahmad Abu-Ghazaleh is Vice Chairman and CEO of Arab Wings, and Amir Abu-Ghazaleh serves as one of its directors. The Audit Committee reviewed and evaluated all such expenses on a quarterly basis during 2019, and determined that the rates charged for these services were comparable to market rates charged to unrelated companies for use of a similar aircraft. Del Monte Food Company Jordan LLC is owned 50% by Del Monte UAE, a wholly owned indirect subsidiary of the Company, and 50% by Mohammad Abu-Ghazaleh. During 2019, Mohammad Abu-Ghazaleh’s son-in-law, an employee of a subsidiary of the Company, received compensation of $227,480 and participated in the general welfare benefit plans available to employees of such subsidiary.

Related Person Transactions Policy

Our Board has adopted a written policy for the review and approval of related person transactions. The policy operates in conjunction with other aspects of our Company’s compliance program, such as our Code, which requires directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of our Company, regardless of the amount involved. Our directors and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

24 | Corporate Governance	2020 Proxy Statement

CORPORATE GOVERNANCE

Under the policy, a “related person” is (i) a director, or executive officer of the Company, his or her immediate family members, any individual (other than tenants and employees) who shares that person’s home, or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of such person’s immediate family. A related person transaction is a transaction involving the Company and a related person, excluding certain employment arrangements.

Pursuant to the policy, the Audit Committee must evaluate each related person transaction and recommend to the disinterested members of the Board whether the transactions are fair, reasonable and within Company policy, and should be approved or ratified. Related person transactions entered into, but not approved or ratified, are subject to termination if so directed by the Audit Committee or the Board, as applicable. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of our Company and our shareholders, including:

•	The benefits of the transaction to the Company;

•	The terms of the transaction and whether they are arm’s length and in the ordinary course of our business;

•	The direct or indirect nature of the related person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Director Compensation

General. The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following types and levels of compensation:

Annual Equity Grant. Each year, non-employee directors receive an equity grant. Up until 2019, annual equity grants consisted solely of restricted shares with an approximate value of $125,000. The aggregate grant date value is calculated in accordance with Financial Accounting Standards Boards, or FASB, ASC Topic 718. In July 2019, the Compensation Committee considered and recommended approval by the Board to change the form of directors’ equity awards to restricted stock units from shares and to make the awards on the date of the annual general meeting of shareholders with such awards vesting 25% at the end of each three month period following the grant date, with 50% of total award being restricted from sale until six months after the director leaves the Board. A transition award was made on January 1, 2020 to cover the period from that date to the Annual Meeting.

On January 2, 2019, each non-employee director of the Board was granted 4,413 restricted shares, 50% of which vested on the grant date and 50% of which will vest six months after the director leaves the Board.

Retainer and Fees Paid in Cash. The annual retainer for non-employee directors is $90,000. Directors serving as members of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to additional annual retainers of $15,000, $7,500 and $5,000, respectively. The lead independent director is entitled to an additional retainer of $35,000, and the Chairs of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to an additional retainer of $25,000, $15,000 and $12,500, respectively. Non-employee directors are also reimbursed for incidental expenses associated with each Board and/or Committee meeting. Directors who are employees do not receive any additional compensation for their services as a director.

2020 Proxy Statement	Corporate Governance | 25

CORPORATE GOVERNANCE

The following table sets forth information regarding the compensation of our non-employee directors for 2019. Mohammad Abu-Ghazaleh, our Chairman and CEO, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mohammad Abu-Ghazaleh’s compensation, see “Executive Compensation” beginning on page 51.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Amir Abu-Ghazaleh	90,000	124,976	214,976
Mary Ann Cloyd (3)	80,333	83,315	163,649
Michael J. Berthelot	143,333	124,976	268,309
Edward L. Boykin (4)	51,666	124,976	176,642
Robert S. Bucklin (5)	110,000	124,976	234,976
Madeleine L. Champion	107,500	124,976	232,476
John H. Dalton	112,010	124,976	236,986
Ahmad Abu-Ghazaleh	90,000	124,976	214,976

(1)

Amounts reflect the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and/or chairmanship fees for our 2019 fiscal year.

(2)

Amounts reflect the full grant date fair value of a grant of restricted shares, determined in accordance with FASB ASC 718-10 Compensation - Stock Based Compensation. The assumptions used in determining these valuations are the same as those used in our financial statements for fiscal year 2019. Those assumptions can be found in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019. This grant is based on the Company’s 2014 Omnibus Share Incentive Plan, or 2014 Omnibus Plan.

(3)	Mary Ann Cloyd joined the Board effective May 1, 2019 and her stock awards were granted pro-rated based on her effective start date.
(4)	Edward L. Boykin retired from the Board at the annual general meeting of shareholders held in May 2019.
(5)	Robert S. Bucklin resigned from the Board effective August 1, 2019.

The following table sets forth the aggregate number of restricted shares (i.e., shares subject to the retention requirement) outstanding at December 27, 2019 for each of our non-employee directors who served in 2019.

Name	Aggregate Number of Restricted Shares Outstanding at December 27, 2019
Amir Abu-Ghazaleh	17,808
Mary Ann Cloyd	1,415
Michael J. Berthelot	17,808
Edward L. Boykin	17,808
Robert S. Bucklin	—
Madeleine L. Champion	17,808
John H. Dalton	17,808
Ahmad Abu-Ghazaleh	3,050

Share Ownership Policy. We have a share ownership and retention policy that applies to non-employee directors. Under the policy, non-employee directors are expected, within five years of the director’s appointment, to acquire and hold 5,000 Ordinary Shares. Each of our non-employee directors is in compliance with this policy or is proceeding reasonably towards timely compliance. In addition to these general share ownership requirements, as part of the non-employee directors’ compensation program which began in 2010, directors are required to hold 50% of their annual award of restricted stock until six months after they leave the Board. We believe that this ownership policy further aligns director and shareholder interests and thereby promotes the objective of increasing shareholder value.

26 | Corporate Governance	2020 Proxy Statement

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for fiscal 2020, which ends January 1, 2021. The Audit Committee and the Board are submitting the selected firm to our shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal 2020.

The Audit Committee has selected EY to serve as the Company’s independent registered public accounting firm for fiscal 2020. The Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, unless you specify otherwise.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young

2020 Proxy Statement	Ratification of Auditors | 27

RATIFICATION OF AUDITORS

Selection of our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence.

The Audit Committee has selected EY to continue to serve as our independent registered public accounting firm for the 2020 fiscal year. EY has served as our independent registered public accounting firm since 1997. In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of our Company and our shareholders, and we are asking our shareholders to ratify the selection of EY as our independent registered public accounting firm for 2020.

Benefits of EY’s tenure as our independent registered public accounting firm include:

Increased Audit Quality

After years of experience as our independent auditor, EY has gained institutional knowledge of and deep expertise in our global operations and businesses, accounting policies and practices, and internal control over financial reporting that increases the quality of their audit.

Competitive Fees EY’s fees are competitive with their peers because of their familiarity with the Company and its businesses.

Avoid Expenses and Distractions

Engaging a new independent auditor would likely result in additional costs and require a significant time commitment from management, which could distract management from its focus on other areas, such as financial reporting and internal controls.

We are submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of EY to serve as our independent registered public accounting firm for the 2020 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of EY for the 2020 fiscal year.

We expect representatives of EY to be present at the meeting. The representatives will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Fees Paid to EY

The following table presents all fees billed or expected to be billed for professional audit services rendered by EY for the audit of our annual consolidated financial statements for our 2019 and 2018 fiscal years, and fees billed or expected to be billed for other services rendered to us by EY:

	Fiscal Year
(dollars in millions)	2019	2018
Audit fees (1)	$5.4	$5.0
Audit-related fees (2)	0.1	0.1
Tax fees (3)	0.4	0.2
All other fees	—	—
Total	$5.9	$5.3

(1)

Audit fees consisted of the fees and expenses for the audit of our annual consolidated financial statements, review of the interim financial statements contained in the quarterly reports for statutory audits and for audit of our internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

28 | Ratification of Auditors	2020 Proxy Statement

RATIFICATION OF AUDITORS

(2)	Audit-related fees consisted of the fees billed for services that are reasonably related to the performance of the audit or review.
(3)	Tax fees consisted of fees for tax compliance and other permissible tax related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to us by EY. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chair to pre-approve services up to $50,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services rendered by EY to our Company are permissible under applicable laws and regulations. All audit and permitted non-audit services provided by EY during fiscal year 2019 were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2019.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors that firm’s independence, and also considered the compatibility of non-audit services with the independent auditors’ independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2019 for filing with the SEC.

The Audit Committee:

Mary Ann Cloyd, Chair

Michael J. Berthelot

John H. Dalton

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report below shall not be incorporated by reference into this proxy statement.

2020 Proxy Statement	Ratification of Auditors | 29

EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers as of March 19, 2020. Biographical information with respect to Mohammad Abu-Ghazaleh is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position

Mohammad Abu-Ghazaleh	78	Chairman and Chief Executive Officer

Youssef Zakharia	58	President and Chief Operating Officer

Eduardo Bezerra	45	Senior Vice President and Chief Financial Officer

Marlene M. Gordon	53	Senior Vice President, General Counsel, Chief Compliance Officer and Chief Communications Officer

Martha Jeifetz	47	Senior Vice President and Chief Human Resources Officer

Hans Sauter	60	Senior Vice President, Corporate R&D, QA and Agricultural Services and Chief Sustainability Officer

Helmuth A. Lutty	61	Senior Vice President, Shipping Operations

Jorge Pelaez	57	Vice President, Columbia, Ecuador, Central America and Brazil, (CECAB)

Danny Dumas	51	Senior Vice President, North America Sales, Marketing and Product Management

Annunciata Cerioli	58	Senior Vice President, North America Operations

Sergio Mancilla	60	Vice President, South America

Mohammed Abbas	44	Senior Vice President, Asia Pacific and Middle East Region

Gianpaolo Renino	52	Vice President, Europe and Africa

Youssef Zakharia has served as our President and Chief Operating Officer since November 2016. He served as our Executive Vice President in August 2016 and as our Vice President, Europe and Africa from January 2016 to August 2016. From 2006 through December 2015, he served as Vice President for our Middle East and North Africa, (MENA) region. Prior to that time, he served as our Vice President, Human Resources for Europe, Africa and Middle East region from 2005 to 2006. From 2000 to 2005, Mr. Zakharia was the Director of Operations for the Europe, Africa and Middle East region.

Eduardo Bezerra has served as Senior Vice President and Chief Financial Officer since March 2019. Prior to that time, he served as the Global Finance Integration Lead at Monsanto Company, a leading global provider of agricultural products, from January 2017 until February 2019, where he was responsible for, among other things, the financial integration associated with Monsanto Company’s acquisition by Bayer AG. In addition, Mr. Bezerra previously served at Monsanto Company as International Business Chief Financial Officer and Head of Global Finance Shared Services from September 2014 until December 2016 and as Brazil Chief Financial Officer from 2009 until August 2014. Mr. Bezerra also served in multiple financial, commercial and strategic roles internationally during his tenure of over 20 years with Monsanto Company, including in Brazil, Argentina, Central America and the United States.

Marlene M. Gordon has served as Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer since June 2018. In January 2019, Ms. Gordon also assumed the role of Chief Communications Officer. Prior to that time, she served as Vice President, General Counsel for Bacardi North America Corporation, a large privately held, family-owned spirits company, from July 2013 to June 2018 where she oversaw and managed legal advice and support for the businesses in the North American region, and as Vice President, Deputy General Counsel for Bacardi U.S.A., Inc. from 2012 to July 2013.

Martha Jeifetz has served as our Senior Vice President, Human Resources since February 2019. Prior to that time, Ms. Jeifetz served as our Vice President, Human Resources from March 2018 to February 2019. Prior to that time, she served as Talent, Learning & Organization Director for the Americas for Mars Incorporated, a global manufacturer of confectionery, pet food, and other food products and a provider of animal care services, from January 2006 to March 2018. During her time at Mars, she held the Latin America Talent Director role from April 2012 to December 2015 and before that, she was the Regional Human Resources Director for the Caribbean and Central America Region from October 2007 to March 2012.

30 | Executive Officers	2020 Proxy Statement

EXECUTIVE OFFICERS

Hans Sauter has served as our Senior Vice President, Corporate R&D, QA and Agricultural Services since February 2019 and also as our Chief Sustainability Officer since January 2020. Prior to that time, he served as our Vice President of Corporate R&D and Agricultural Services from February 2014 to February 2019. Mr. Sauter served as Director, Agricultural Services and New Development from 1998 to 2012, when he was named Vice President, Agricultural Services & Special Projects for the Colombia, Ecuador, Central America and Brazil (CECAB) region. Mr. Sauter joined the Company in 1988 as Plant Pathology Superintendent for the Costa Rica banana division, and from 1991 to 1998, he led the Costa Rica pineapple division Research Department during the time the Del Monte Gold® Extra Sweet pineapple was first launched.

Helmuth A. Lutty has served as our Senior Vice President, Shipping Operations since January 2018. Prior to that time, he served as our Vice President, Shipping Operations from 2006 to December 2017. Mr. Lutty additionally held positions of increasing responsibility from when he joined us in 1997 through 2006.

Jorge Pelaez has served as our Vice President, CECAB, since April 2017. From February 2015 to March 2017, Mr. Pelaez served as the General Manager in our Costa Rica Banana Division. From 2012 to January 2015, he served as Senior Operations Director in our Costa Rica Banana Division, and as our Operations Manager in our Costa Rica Banana Division from 2010 to 2011. Mr. Pelaez served as the General Manager in our Cameroon Banana Division from 2004 to 2009. Prior to that time, he served as our Operations Manager, Brazil from 1994 to 2003. Mr. Pelaez held various senior positions in our banana operations from 1984 to 1994.

Danny Dumas has served as our Senior Vice President, North America Sales, Marketing and Product Management since April 2019. Prior to that time, he served as our Vice President North America Sales & Product Management (Banana & Pineapple Programs) from January 2014 to April 2019. From March 2013 through January 2014, he served as Vice President Sales Canada. Mr. Dumas served as our Vice President Operations Europe & Africa from 2010 to 2013, and as our Vice President North America Sales & Product Management (Banana & Pineapple Programs) from 2006 to 2010. He also served as District Sales Manager, Canada from 1998 to March 2006.

Annunciata Cerioli has served as our Senior Vice President, North America Operations since November 2018. From November 2014 through April 2017, she served as Senior Vice President, Chief Supply Chain Officer for Libbey Glass Inc.

Sergio Mancilla has served as our Vice President, South America since March 2012. From 2006 until 2012, he served as Director, Shipping Operations for South America when he relocated back to his home country after serving as Senior Vice President, Shipping Operations from 1997 until 2006, which position was based in Coral Gables, Florida.

Mohammed Abbas has served as our Senior Vice President, Asia Pacific and Middle East Region since October 2019. Prior to that time, Mr. Abbas served as our Vice President, Middle East and North Africa from January 2016 to November 2019. From April 2015 through December 2015, he served as Vice President of Fresh Produce, for our Middle East and North Africa, (MENA) region. Mr. Abbas served as the General Manager of Del Monte Saudi Arabia from June 2009 to March 2015. Prior to that time, he served as our General Manager of Del Monte Foods UAE since the inception of the first unit in the MENA Region in January 2007 until May 2009.

Gianpaolo Renino has served as our Vice President, Europe and Africa since August 2016. From January 2014 until August 2016, he served as Senior Director-Italy. Prior to that time, he served as our Director, Southern Europe-Prepared Food. From 2005 to 2010, Mr. Renino served as our Senior Manager, Middle East and North Africa (MENA) and Europe region. From 2004 to 2005, he served as Business Development Manager, Middle East and Eastern Europe.

2020 Proxy Statement	Executive Officers | 31

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for our 2020 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 34. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board recommends that you vote “FOR” approval of executive compensation

32 | Advisory Vote on Executive Compensation	2020 Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are providing shareholders an advisory vote on executive compensation, often referred to as a “say-on-pay” vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are based on a pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both short-term performance objectives and long-term shareholder value.

We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to create shareholder value. This balance is evidenced by the following:

•   A competitive, market-driven base salary;

•   An annual cash incentive award that is dependent on individual and corporate performance;

•   Commencing in 2020, the annual cash incentive program was re-balanced to increase the focus on corporate performance over individual performance;

•   A long-term cash incentive plan award that is dependent on the achievement of both individual and corporate pre-specified goals;

•   Commencing in 2020, awards will be based solely on corporate goals to further align the executive’s long-term interests with those of shareholders;

•   Equity awards, consisting of restricted stock units and performance-based stock units that vest over time; and

•   Stock ownership guidelines that promote continued alignment of our executives’ interests with those of our shareholders and discourage excessive risk taking for short-term gains.

KEY COMPENSATION PRACTICES

✓  Appropriate mix of fixed and variable compensation

✓  Executive compensation tied to financial and operating performance

✓  Rigorous stock ownership guidelines

✓  Robust clawback policy

✓  No short-sales or hedging of our shares permitted

✓  Annual risk assessment of compensation programs

✓ Use of an independent compensation consultant

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for our 2020 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

This advisory vote on executive compensation is not binding on our Board and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

2020 Proxy Statement	Advisory Vote on Executive Compensation | 33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2019 compensation of our named executive officers, or NEOs. As discussed in Proposal 3 on page 32, we are conducting a Say on Pay vote this year that requests your approval, on an advisory basis, of the compensation of our named executive officers as described in this section and in the tables and accompanying narrative contained in “Executive Compensation.” As part of that vote, you should review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to the strong financial performance that we have provided to shareholders over the long term.

Our named executive officers for 2019 are those executive officers listed below:

Name	Title
Mohammad Abu-Ghazaleh	Chairman and Chief Executive Officer
Eduardo Bezerra	Senior Vice President and Chief Financial Officer
Richard Contreras	Former Senior Vice President and Chief Financial Officer
Youssef Zakharia	President and Chief Operating Officer
Annunciata Cerioli	Senior Vice President, North America Operations
Marlene M. Gordon	Senior Vice President, General Counsel, Chief Compliance Officer and Chief Communications Officer

In March 2019, our prior CFO, Mr. Contreras, resigned and was replaced by Mr. Bezerra who joined us in March 2019.

Our executive compensation philosophy is focused on linking pay with performance.

We seek to develop a compensation program that maintains a strong link between executive pay and successful execution of our strategy and long-term shareholder value creation.

34 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During 2019, we adopted a new vision for our Company – inspiring healthy lifestyles through wholesome and convenient products. Our six strategic goals focus on driving strong business performance and generating top and bottom line business growth. These six goals are embedded in every aspect of our business and are as follows:

Executive Compensation Philosophy - Linking Compensation with Vision

Our executive compensation program is tied into our business transformation strategy. We believe that it is important to have compensation metrics, both quantitative and qualitative, that will support and drive the implementation of our five-year strategic goals. The program includes four principal goals:

1.

Align with Shareholder Interests: Align the interests of our executives with those of our shareholders by requiring significant stock ownership, tying significant portions of pay to performance, paying a portion of compensation in equity and subjecting equity compensation to multi-year vesting periods;

2.

Performance Based: Tie significant portions of compensation to performance and achievement of our short-term and long-term business goals and ensure that compensation varies based on individual and corporate performance;

3.	Strong Fiduciaries: Incentivize executives to make prudent business decisions and maximize shareholder value without exposing the Company to unreasonable levels of risk; and

4.	Market Competitiveness: Attract and retain key executives with the capability to lead the business forward.

2020 Proxy Statement	Compensation Discussion and Analysis | 35

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Elements - Tying Pay to Performance

The Compensation Committee regularly assesses the elements of our executive compensation program to ensure that pay is tied to performance and that it is using executive compensation components that it believes will most cost effectively attract and motivate executive officers and reward them for their individual achievements and those of the Company as a whole. The Compensation Committee designed our executive compensation program to be weighted towards performance-based at-risk compensation. As is evidenced by the charts below, 80% of our CEO’s target direct compensation and 57% of our other current NEO’s target direct compensation is at risk.

(1)	Excludes former executives.

The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to our peer group, discussed below, while considering the balance between providing short-term incentives and long-term parallel investment with shareholders to align the interests of the executive management team with shareholders. The Compensation Committee evaluates the balance between equity and cash compensation among NEOs annually.

Our long and short-term incentive plans are based upon quantifiable and objective performance goals established at the beginning of each period and the achievement of which is subject to a multi-tiered review process. Metrics are approved by the Compensation Committee to align with our five-year strategic goals, drive strong business performance and generate top and bottom line business growth. For NEOs other than our CEO, following an initial proposal by management, the Compensation Committee considers and discusses such proposal, making modifications where appropriate, and approves the pre-established financial objectives at the beginning of the fiscal year or performance period, considering, among other things, the performance objectives in the Company’s annual and long-term business plan. The individual objectives are established by our Compensation Committee to incentivize our NEOs on functional and business objectives that are core to driving growth and value for shareholders.

36 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on these objectives, the Compensation Committee used the following four elements of compensation during 2019:

Element	Fixed or Variable	Objectives

Base Salary	Fixed Short-Term Cash	Attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience

Annual Incentive	Variable Short-Term Cash	Motivate and reward the achievement of our annual Company-wide financial performance objectives and Individual functional/business objectives

Long-Term Incentive Plan - Cash	Variable Long-Term Cash	Motivate and reward the achievement of long-term financial objectives and individual goals Vest at the end of 3 years

Equity Awards	Variable Long-Term Equity

Align executives’ and shareholders’ interests and promote retention

Performance-Based Restricted Stock Units

•   46% of Total Equity Award for CEO and Avg. 46% for other Current NEOs

•   Based on Company-Wide EBITDA

•   Vest over 3 years

Restricted Stock Units

•   54% of Total Equity Award for CEO, Avg. 54% for other Current NEOs

•   Vest over 4 years

Strong Compensation Governance - Align Executives’ Interests with Shareholders

•	Significant Portions of Compensation are At-Risk. For 2019, 80% of total compensation awarded to the CEO and 57% of total compensation awarded to all other NEOs was at risk.

•	Multi-year Vesting of all Equity Awards. To the extent earned our PSUs vest over the three years, while our RSUs vest over four years.

•

Robust Stock Ownership Requirements. All of our executive officers are required to obtain and maintain ownership of our Ordinary Shares equal to a multiple of his or her base salary within five years from the date they are named an officer. Our CEO is required to maintain 5x his base salary, our COO is required to maintain 3x his base salary and all other NEOs are required to maintain 2x his or her base salary.

•	Strong Stock Holding Period Requirements. All Ordinary Shares issuable upon vesting of our PSUs are required to be held until six months after the executive has left the Company.

•

Broad Clawback Policy. We have a broad recoupment, or “clawback”, policy that applies to all current and former employees. Our policy allows us to recover over a three-year lookback period any severance, short-term or long-term incentive awards (cash or equity), paid or awarded in the event of (1) any inaccurate financial statements or calculation of performance criteria (regardless of whether or not such inaccuracy is the result of covered conduct or an accounting restatement), (2) any gross negligence, intentional misconduct, fraud or embezzlement, (3) a failure to comply with our Code of Conduct and Business Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, (4) a failure to comply with non-compete and restrictive covenants or (5) any behavior that is detrimental to the business or reputation of our Company.

•

Independent Compensation Decision Makers. Our Compensation Committee is comprised entirely of independent directors and they have engaged an independent compensation consultant that provides no other services to the Company.

2020 Proxy Statement	Compensation Discussion and Analysis | 37

COMPENSATION DISCUSSION AND ANALYSIS

•	CEO Severance has a “Double Trigger”. Our Executive Retention and Severance Agreement with our CEO has a double trigger.

•	Restrictions on Hedging. We prohibit hedging of our Ordinary Shares.

2020 Changes - Refining the Link to Performance

Commencing in 2020, the Compensation Committee revised the annual and long-term cash incentive programs paid to our executive officers to more closely link their pay with our overall performance. Specifically, the Compensation Committee:

•

re-balanced the annual incentive program for executives, other than our CEO, to significantly shift the incentive to support Company financial goals and therefore (i) increased the target percentage of Annual Incentive earned based on company-wide financial metrics from 30% of target opportunity to 70% of target opportunity, decreased the percentage earned based on Individual Performance Objectives from 70% of target opportunity to 30% of target opportunity base salary, while maintaining the target awards for NEOs, other than the CEO, at 50% of the base salary and (ii) increased the maximum award to 150% of target opportunity; and

•

further aligned executives’ long-term interests with those of shareholders by determining that the NEO long-term cash incentive awards for 2020 would be similarly structured to the CEO’s long-term cash incentive program, and solely based on company-wide financial metrics and not individual goals.

Our 2019 Compensation Program

The principal components of our executive compensation program are base salary, an annual cash incentive, long term cash incentive and equity awards, both performance and service-based. We also provide our executives with a limited number of perquisites and health and welfare benefits similar to those provided to our other employees.

Base Salary

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company.

How are base salaries determined. Base salaries reflect the value of the position and the attributes the executive brings to Fresh Del Monte Produce, and are based on a subjective evaluation of the performance of the NEOs as assessed by the Compensation Committee, the COO and the CEO (other than for himself), as well the NEO’s experience, commitment to corporate core values and potential for advancement. The base salary component of our compensation program is designed to provide our NEOs with total base salary that is close to the median or 50th percentile among peer group companies. Salary levels for our executives are reviewed at least annually.

2019 base salary decisions. For 2019, the Compensation Committee did not increase the salary of our CEO, Mr. Abu-Ghazaleh, or any of our other NEOs who were employed at the time. In making these decisions, the Compensation Committee considered that the CEO’s base salary had not changed since 2004, but decided that as the salaries of both Messrs. Abu-Ghazaleh and Zakharia were above the market median as of October 2018 an increase was not suitable. The Committee also considered that while the base salaries of Ms. Gordon and Ms. Cerioli were below the market median, each had been in her role for less than 12 months at the time of the compensation decisions and therefore an increase was not warranted.

38 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Awards

Our annual cash incentive award plans are designed to reward an NEO for his or her contribution to our achievement of our annual financial objectives and to reflect the executive’s contribution to our operational and financial goals. Our annual cash incentive award has traditionally been set up as two different programs, our CEO Annual Incentive Plan (the “CEO AIP”) and our Annual Incentive Plan for Senior Executives (the “Senior Executive AIP”).

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive award programs encourage executive officers to focus on those short-term financial, operational, functional and qualitative performance metrics that will be the basis of long-term growth. The Compensation Committee annually reviews, and revises if necessary, the appropriateness of each of these performance metrics, their correlation to our overall growth strategy and the impact of such performance metrics on long-term shareholder value.

Chief Executive Officer Annual Incentive Plan

How the CEO Annual Incentive Award was determined. For 2019, the Compensation Committee decided to continue the CEO AIP that had been in place for prior years. The CEO AIP is designed to make the CEO’s annual performance objectives relevant to our current economic and operational environment and our current business initiatives. The Compensation Committee establishes annual performance goals targeting key performance objectives that it believes are relevant to our desired business results for the coming year.

The CEO AIP provides for the amount of an award to be calculated based upon the “Corporate Achievement Factor” multiplied by a Target Award equal to 100% of the CEO’s annual base salary, which is then multiplied by an “Individual Performance Factor.” The Corporate Achievement Factor is the weighted average of the actual achievement against the financial performance objectives established by the Compensation Committee at the beginning of the year subject to a maximum achievement of 125%. The Individual Performance Factor, determined based upon the Compensation Committee’s subjective evaluation of the CEO’s performance and his contribution to the Company is then applied to the product of the Corporate Achievement Factor and the Target Award at a maximum rate of 200%. However, the maximum award payable to our CEO for any one year under the CEO AIP is the lesser of (i) 250% of the CEO’s annual base salary, and (ii) $3,000,000.

CEO performance metrics and 2019 results. For 2019, the Compensation Committee adopted three equally weighted financial performance metrics for purposes of the CEO AIP. Consistent with the prior year, the Committee selected earnings per share (EPS), total revenue, and return on equity.

2020 Proxy Statement	Compensation Discussion and Analysis | 39

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the financial metrics, targets and actual results of our 2019 AIP program.

Metric	Target	Actual Results	% Earned
	(dollars in millions, except per share amounts)
Earnings per share	$2.07	$1.62	78%
Net Sales	$4,731	$4,496	95%
Return on Equity	5.66%	4.59%	81%

Consistent with prior years, the Compensation Committee also established a minimum “threshold” level of profitability for the CEO AIP, however the threshold of $100M was substantially higher, nearly 30%, than the budget approved for fiscal year 2019 and more than 4.4 times the adjusted net income of the prior year. The Committee determined that, based on a significant increase in EBITDA ($210.1M versus $117.5M), net income (income of $66.5M versus loss of $21.9M), debt reduction ($75.1M), and increase in shareholder value (share price increase of 23.7% or $6.71 per share) from 2018 to 2019, it was appropriate to consider the threshold met and to approve the 2019 CEO AIP payment based upon the three performance metrics above.

Under the terms of the CEO AIP, the Compensation Committee may consider non-recurring items in calculating the achievement of each of the relevant factors. For 2019 the Compensation Committee adjusted GAAP financial results to exclude the impact of $10.9 million of charges arising from a voluntary product recall in November 2019 by our subsidiary, Mann Packing Inc. To the best of the Company’s knowledge, no consumers were harmed by the products subject to the recall and the recall was entirely at the discretion of the Company in order to protect its customers from potential harm and protect its reputation and standing in the market. The Compensation Committee believes this adjustment is appropriate to encourage voluntary, proactive, and responsible behavior that benefits our customers, employees and shareholders over the long term.

Senior Executive Annual Incentive Plan

How the Senior Executive Annual Incentive Awards were determined. For 2019, the Compensation Committee decided to continue utilizing Senior Executive AIP for determining the annual incentive awards payable to all NEOs, other than the CEO. Awards under the Senior Executive AIP were based on an assessment of Company’s financial performance and an evaluation of the performance of each executive against pre-determined and approved objectives. Under the Senior Executive AIP, the maximum bonus amount for each participating NEO is 50% of annual base salary.

The target payout for 2019 is based on the table below:

Basis of Performance	% Target Opportunity
Individual Performance Objectives	70% of target opportunity (35% base salary)
Company Total Sales and EPS	30% of target opportunity (15% base salary)

The Senior Executive AIP uses Total Sales and EPS, the same two financial metrics used in the CEO AIP for measuring Company performance; however, does not use the Net Income Threshold nor the Return on Equity metric. In the first quarter of each year, our Compensation Committee establishes the Total Sales and EPS performance goals for the Senior Executive AIP at the same level established for the CEO AIP. In addition, the Compensation Committee approves each NEO’s Individual Performance Objectives, which are developed with the review, input and approval of our CEO for our COO, and our COO for our other NEOs. Each of the Individual Performance Objectives is designed to reflect such executive’s area of responsibility within the Company and, to the extent possible, were generally structured to include an objectively measurable component (i.e., numeric or other criteria capable of independent measurement or satisfaction). Each Performance Objective is then assigned a specific percentage of that executive’s overall achievement value, with all goals totaling 100%. Typically, each NEO has between six to nine performance criteria upon which his or her annual bonus is based. Some of these criteria create a payout only if the specific goal is met, while other Individual Performance Objectives provide for partial payment to the NEO upon partial achievement of the objective. All NEOs have some shared objectives to ensure alignment and collaboration.

40 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

NEO Performance Metrics and 2019 Results. For 2019, each of our NEOs had six or seven Individual Performance Objectives which were tied to their specific area of responsibility and business line of sight and were aligned with the 5-Year Strategic Goals and the supporting 2019 core business objectives adopted by the Board. The Individual Performance Objectives for our NEOs fell into the following categories of goals, customized, based on the NEO’s role:

•	Identify and implement cost savings initiatives, with targeted savings;

•	Implementation of strategic product and customer initiatives;

•	Continued development of the Company’s sustainability efforts;

•	Implementation of operational initiatives, including Mann Packing-related projects, to become more consistent and agile;

•	Adoption and roll-out of corporate policies and trainings to ensure alignment with our Vision; and

•	Drive business growth and operational expansion.

Typically, individual performance objectives range from 10% to 25% of any NEO’s total achievement value (i.e. the 35%), and for 2019 no individual performance objective accounted for greater than 30% of any NEO’s total achievement value for an NEO’s individual performance portion of the annual bonus opportunity.

Company Performance. As set forth in the table above, under “CEO Performance Metrics and 2019 Results” we achieved Net Sales at 95% of the target and EPS at 81%. As a result, each participant in the Senior Executives AIP achieved 88% of their target Corporate AIP award.

Individual Performance. In determining the relative level of achievement of the applicable individual performance factors for each NEO’s incentive award for 2019, the Compensation Committee reviewed the performance of each of the NEOs against the individual performance objectives established at the beginning of the year. The Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved achievement levels for the NEOs resulting in awards ranging between 55% and 100% of the target AIP award after combining both Company and individual performance. As part of such review, the Compensation Committee noted the following results:

As part of such review, the Compensation Committee noted the following results:

•	North America operations were reorganized to provide greater consumer responsiveness;

•	New SAP system and other technology productivity initiatives were successfully rolled-out, positioning us to drive efficiencies;

•	Credit Facility was successfully renegotiated, resulting in an extended maturity and a reduction in annual interest expense;

•	Developed and published a company-wide sustainability report that measures our progress against our 2014 goals and establishes our new 2025 sustainability goals;

•	New processes for measuring regional cash flow and capital allocations have been implemented globally, resulting in an increase in working capital;

•	New internal and external corporate communications programs were launched to increase employee engagement and productivity; and

•	Established a global accounts leadership structure and process to foster growth of our core products with our largest customers and provide platforms for the expansion of our value-added products.

2020 Proxy Statement	Compensation Discussion and Analysis | 41

COMPENSATION DISCUSSION AND ANALYSIS

Based on the quantitative and qualitative evaluation, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved the payment of the following annual incentive awards to our NEOs for performance during fiscal year 2019, based on the combined corporate and individual performance. The full amount of the AIP Awards for each NEO is set forth in the Summary Compensation Table.

Name*	Target Award	Total Award as % of Target Opportunity
Mohammad Abu-Ghazaleh	$1,200,000	103%
Eduardo Bezerra(1)	$151,923	85%
Youssef Zakharia	$425,000	81%
Annunciata Cerioli	$210,000	93%
Marlene M. Gordon	$206,000	95%
*	Mr. Contreras was not eligible for an AIP award as he was not employed at the end of the year.
(1)	Mr. Bezerra’s targeted amount is prorated as he started on March 25, 2019.

Long Term Cash Incentive Plan

Why we pay long-term cash incentive compensation. Our Compensation Committee has approved a Long-Term Cash Incentive Plan (the “LTIP”) for senior officers, including NEOs, to provide an incentive for executives to focus on our long-term sustainable growth by rewarding business decisions and actions over a longer term than the single year plans then in place. The Compensation Committee recognizes that the efforts of executives may not be adequately rewarded for taking those steps that will provide a foundation for significantly improved long-term performance of the Company, if those steps negatively affect annual operating results, and therefore annual cash incentive awards. In addition, the Compensation Committee believes that a balanced compensation plan, with short-term and long-term incentives, avoid any incentive to take actions that would result in short-term gain without regard to the long-term best interests of the Company.

How long-term cash incentive awards are determined. Under the LTIP, each participating NEO receives a performance-based cash award opportunity each year covering a three-year performance period. The Compensation Committee annually determines the target award opportunity as a percentage of each participating NEO’s base salary. For each of the currently outstanding LTIP award cycle, the target award for the CEO was set at 100% of base salary and for each of the other participating NEOs, the target award was set at 35% of base salary.

Performance is measured based on a combination of financial performance results (weighted 50% of target LTIP opportunity) and strategic performance results (weighted 50% of target LTIP opportunity). For the CEO, the LTIP award will pay (1) 80% of target award at the threshold performance level (which is set at 80% of target performance), (2) 100% of target award at target performance and (3) 150% of target award at 150% maximum performance (which is set at 150% of target performance). For the other NEOs, the LTIP award will pay (1) 80% of target award at the threshold performance level (which is set at 80% of target performance) and (2) 100% of target award for any performance above target performance. Payouts for performance between threshold and target (or between target and maximum) will be calculated on a linear basis.

Performance Metrics. For currently outstanding LTIP awards, financial performance is based on annual Net Cash Provided by Operating Activities divided by Average Shareholder’s Equity (NOCF). Strategic performance objectives represent measurable, objective three-year goals that vary by NEO and that are set by the Compensation Committee at the beginning of the applicable three-year performance period. The Compensation Committee intends for the goals to be reasonably achievable at target but requiring focused effort and good performance by each NEO.

42 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following chart summarizes the design of the outstanding LTIP awards as of the end of the last fiscal year. See below for additional information on the payout for the 2017-2019 LTIP award.

Outstanding LTIP Awards

Performance Cycle	Target Award (% of salary)	Payout Range	Financial Metric (50%)	Strategic Objectives (50%)

2017-2019	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs - 100%	10% NOCF	CEO: two equally weighted goals related to production expansion and sales growth in a business segment. Other NEOs: Operational and Financial measures based on lines of sight and function.

2018-2020	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs - 100%	10% NOCF	CEO: two equally weighted goals related to sales growth in a strategic region and achievement in return on assets. Other NEOs: Operational and Financial measures based on lines of sight and function.

2019-2021	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs - 100%	10% NOCF	CEO: three equally weighted goals related to global sales, sales in areas of strategic importance and stock price Other NEOs: Operational and Financial measures based on lines of sight and function.

2017-2019 Performance Cycle Payout. In early 2020, the Compensation Committee reviewed and recommended for approval by the Board (or the Independent Directors in the case of the CEO) the payout of the 2017-2019 Performance Cycle. First, the Compensation Committee evaluated the performance of the Company against the NOCF/Average Equity metric. The Compensation Committee may consider non-recurring items in calculating the achievement of the relevant factor. For 2019 the Compensation Committee adjusted GAAP financial results to exclude the impact of $10.9 million of charges arising from a voluntary product recall in November 2019 by our subsidiary, Mann Packing Inc. The Compensation Committee believes this adjustment is appropriate to encourage voluntary, proactive, and responsible behavior that benefits our customers, employees and shareholders over the long term and determined that the Company had achieved NOCF of 10%, which represents 100% of the targeted goal.

The Committee then evaluated the CEO against his three-year strategic goals of ROE and sales growth in a target business unit and determined that while there had been progress, we had not reached the threshold of either of these two targets. The Compensation Committee then reviewed the performance of (i) Mr. Zakharia against his previously established goals relating to product diversification and development of new product lines; and (ii) Mr. Contreras’ against his previously established goals relating to implementation of financial management systems and financial metrics. The Compensation Committee determined that these NEOs achieved payouts ranging from 25% and 69% against their strategic goals. Based on the previously approved NOCF performance for 2017, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved the following 2017-2019 LTIP award payouts:

	2017-2019 LTIP Payout
Name(1)	Target Award	NOCF (50%)*	Strategic (50%)	Total
Mohammad Abu-Ghazaleh	$1,200,000	$630,000	—	$630,000
Richard Contreras(2)	$118,166	$58,981	$40,545	$99,527
Youssef Zakharia	$297,500	$148,750	37,188	$185,938
*	As discussed above, in connection with the calculation of NOCF, the Compensation Committee excluded the impact of the Mann Packing recall.
(1)	Mr. Bezerra, Ms. Cerioli and Ms. Gordon were not participants in the 2017-2019 LTIP Performance Cycle as they were not employed by us at the beginning of the cycle.
(2)	Mr. Contreras resigned in March 2019 and therefore is entitled to participate in the LTIP pro-rata based on the portion of the performance period that he was employed by us based on actual results.

2020 Proxy Statement	Compensation Discussion and Analysis | 43

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards

Why we make equity awards. In order to create a properly balanced compensation program, the Compensation Committee supplements the cash components of the executive compensation program with equity awards. Each NEO is eligible to receive an annual equity compensation award. The Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the level of compensation to the performance of the Ordinary Shares and shareholder gains; the Company believes this is particularly important for NEOs. Because equity compensation awards vest over a period of years, they also provide a retention component and create an incentive for executives to create sustained growth. For 2019, the Compensation Committee determined that it would use restricted stock units (RSUs) that vest on a four-year period based on service and performance-based restricted stock units (PSUs) that are earned based on the Company’s annual EBITDA and, to the extent earned, vest over a three-year period.

How equity awards are determined. Guidelines for the number of annual RSUs, PSUs or restricted share awards granted to each NEO are determined using a procedure approved by the Compensation Committee based upon the executive officer’s position and responsibilities, job level, performance, and the value of the award at the time of grant. The Compensation Committee also considers peer group data presented by its independent compensation consultant, Willis Towers Watson, in making such awards. In addition, the Compensation Committee may make additional equity awards following a significant change in job responsibility or in recognition of a significant achievement. The Compensation Committee generally does not consider the number of Ordinary Shares already held by NEOs when making grants, as it believes that awards should be given based on successful job Performance and should not be discounted on account of accumulated equity value. Further, the Compensation Committee believes that competitors, who may try to hire our NEOs would not give full credit for existing equity ownership and, to remain competitive, similarly do not take into account previous awards when approving new grants.

2019 Equity Awards. In February 2019, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) awarded the following PSUs and RSUs to its NEOs:

Name	Target PSU Award	Target RSU Award
Mohammad Abu-Ghazaleh	40,000	50,000
Youssef Zakharia	15,000	20,000
Eduardo Bezerra(2)	—	—
Annunciata Cerioli	3,000	2,000
Marlene M. Gordon	2,000	2,000
Richard Contreras(1)	3,000	2,000
(1)	In connection with his resignation, Mr. Contreras forfeited all of the RSUs and PSUs awarded in February 2019.
(2)

In connection with his employment in March 2019, Mr. Bezerra received an initial award of 5,000 RSUs which vest in 5 installments, commencing on the grant date over a four-year period. In addition, in July 2019, Mr. Bezerra received 2,250 PSUs that vest in 3 equal installments, commencing on the first anniversary of the grant date. The PSUs will be earned based on the same financial metric established for the other 2019 PSU awards.

Terms of PSUs and 2019 Results. The performance objective was based on a specific EBITDA goal for the 2019 fiscal year with a minimum threshold at 80% target achievement. Assuming the target is met, each NEO may earn between 80% to 100% of the PSU award depending on the actual EBITDA performance. The percentage of the PSU award earned will then vest equally over the three-year period commencing on the first anniversary of the grant date. However, we do not settle vested PSUs until six months after termination of employment by the NEO.

44 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For 2019, the Compensation Committee set the PSU target as 2019 EBITDA of $220.0 million. In February 2020, based on a review of our financial results, the Compensation Committee determined that the Company had achieved actual EBITDA of $220.9 million for 2019, which was 100% of the established goal. Based on such results, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved that the PSUs had been earned as follows:

Performance Period	Grant Date	Performance Measure	Target	Actual*	% Earned

Fiscal 2019	Feb 20, 2019	EBITDA	$220.9 Million	$221.6 Million	100%
*	As discussed above, in connection with the calculation of EBITDA, the Compensation Committee excluded the impact of the Mann Packing recall.

Other Compensation Components

The Compensation Committee provides additional benefits to the NEOs that are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Severance Arrangements and Payments upon a Change of Control: We are subject to a legacy Executive Retention and Severance Agreement for the CEO which was adopted in 2003. As further described under the heading “Potential Payments Upon Termination or Change-in-Control,” this severance agreement provides that to the extent that (1) the CEO is terminated by the Company other than for “cause”, (2) if the CEO terminates his employment for “good reason”, or (3) if he is terminated without “cause” in connection with a change in control, the CEO is entitled to certain severance payments consideration, an enhanced payment to take into effect any taxes due on the consideration, and other benefits. In consideration of the Company entering into this agreement, the CEO agreed to a two-year period following the termination of his employment during which he cannot solicit the Company’s employees, distributors, vendors or customers. The severance agreement for the CEO contains a provision requiring the company to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control, although the CEO should not be subject to any such excise tax under Section 280G because he is not subject to United States income tax.

Each of our other NEOs are covered by our general severance policy applicable to U.S. employees, which provides a maximum of twenty-six weeks severance based upon the years of service of each participant.

Perquisites: No significant pension or welfare benefits are available to NEOs other than the broad-based 401(k) plan, health and welfare benefits, and life insurance that are generally available to most of our full-time employees.

Life Insurance Benefits. We provide term life insurance to all U.S. employees of two times their base salary up to a maximum of $600,000. In lieu of this benefit, we provide Mr. Abu-Ghazaleh a term life insurance policy providing for a benefit of $3 million, which has not changed since June 2008. As Mr. Abu-Ghazaleh is not a U.S. citizen, the Company must purchase his policy separately from the group life insurance generally available to most of our full-time employees and therefore the cost of this benefit reflects his individual age. However, the Compensation Committee believes that the provision of a term-life insurance of less than 50% of his annual target total direct compensation is appropriate.

Other Benefits. We provide a company car to the CEO and COO. The amounts quantified in the Summary Compensation Table as car benefits are included in “All Other Compensation,” and include the amount that the Company recognized as an expense for fiscal year 2019 for each car (where leased, the annual cost of the lease; where owned by the Company, the depreciation of the car for that year), including the maintenance, insurance and gasoline for that car.

2020 Proxy Statement	Compensation Discussion and Analysis | 45

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process

Annually, the Compensation Committee evaluates the design and competitiveness of our executive compensation program.

Role of Compensation Committee and Management. The Compensation Committee evaluates and recommends to the Board (or the independent directors in the case of the CEO) the amount and nature of compensation for all NEOs. In making this determination, the recommendation and advice of certain executives is considered. The Compensation Committee solicits the CEO’s recommendation regarding the Chief Operating Officer’s (the “COO”) compensation. Additionally, the COO provides recommendations annually to the Compensation Committee regarding the compensation of all NEOs, excluding himself and the CEO. The COO’s recommendations are based on the results of his annual performance review of each NEO, at which time each NEO’s individual goals are assessed in light of their achievement of specific strategic goals. Each NEO also provides input about his individual contributions to the Company’s success for the period being assessed. The Compensation Committee reviews each of these performance reviews as part of its compensation setting process.

Role of Independent Compensation Consultant. As discussed above under the responsibilities of the Compensation Committee on page 17, the Compensation Committee has authority to retain compensation consultants and other advisors as it deems appropriate to assist in fulfilling its responsibilities. For 2019, the Compensation Committee engaged Willis Towers Watson as its independent executive compensation consultant to:

•	review the Company’s current compensation program compared to its peer group and other relevant compensation surveys to ensure market competitiveness;

•	evaluate the effectiveness of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	review and comment on broader aspects of our executive compensation programs, including program philosophy, design and implementation, as requested by the committee;

•

develop a comparative peer group of companies similar in size and complexity to the Company and conduct an annual review of competitive market data (including base salary, annual incentive targets and long-term incentive targets) for the Chief Executive Officer and other executive officers;

•	provide a competitive analysis of our compensation components for our NEOs against our 2019 Peer Group;

•	assist in the design of the executive compensation program and the determination of 2019 compensation for our NEOs;

•	perform a competitive analysis of compensation levels for non-employee directors and provide recommendations for our director compensation program; and

•	review this Compensation Discussion and Analysis.

In addition, Willis Towers Watson attends all committee meetings at the request of the committee and presents relevant data and analysis to the committee for its consideration.

Independence of the Compensation Consultant. The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

The Compensation Committee annually reviews its relationship with Willis Towers Watson, and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, Willis Towers Watson. Willis Towers Watson and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

46 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

During 2019, the Compensation Committee considered Willis Towers Watson’s independence and determined that the engagement of Willis Towers Watson did not raise any conflict of interest or other issues that would adversely impact Willis Towers Watson’s independence, including using the six factors set forth in the SEC and the NYSE rules regarding compensation advisor conflicts of interest and independence. Accordingly, the Compensation Committee determined Willis Towers Watson to be independent and free from conflicts of interest.

Evaluating Compensation Program Design and Relative Competitive Position

An important basis for structuring the Company’s compensation program and establishing target compensation levels for the Company’s NEOs is the analysis of the compensation packages offered to similarly situated executive officers of peer group companies. As part of its engagement, the Compensation Committee directed Willis Towers Watson to review its comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The peer group of companies was selected based on the Company’s industry or related industries that are similar in size and complexity of operations, span of control and global reach, vertical integration and business risks. One other secondary consideration of this peer group is that they may be competitors in the marketplace for the Company’s products, but also they may be likely competitors for key personnel and capital investment. The comparative information provided by Willis Towers Watson was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized compensation surveys. As part of their analysis, consultants from Willis Towers Watson conducted individual interviews with members of senior management and the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Willis Towers Watson ultimately developed recommendations and metrics that were presented to the Compensation Committee for its consideration.

2018 Peer Group. In July 2018, the Compensation Committee, based on recommendations from Willis Towers Watson, approved a peer group of food and beverage, agricultural products and consumer products companies of similar size based on revenue, market capitalization, and number of employees as a measure of the complexity of the enterprise (the “2018 Peer Group”). The 2018 Peer Group changed from 2017 by the removal of Snyder’s-Lance, Inc., which was acquired by Campbell Soup Company on March 2018 and Molson Coors Brewing Company, which acquired Aspell on January 7, 2018, and as a result of these acquisitions, were no longer comparable to Fresh Del Monte Produce due to their revenue size. To replace Snyder’s-Lance, Inc. and Molson Coors Brewing Company, Hormel Foods Corporation was added to the peer group. As a result, the 2018 Peer Group which was used in connection with the 2019 compensation decisions consisted of the following companies:

Brown-Forman Corporation Darling Ingredients, Inc. Hormel Foods Corporation McCormick & Company, Inc. Post Holdings, Inc. The Hain Celestial Group, Inc. The J.M. Smucker Company	Campbell Soup Company Flowers Foods, Inc. Ingredion Incorporated Pinnacle Foods, Inc. Sanderson Farms, Inc. The Hershey Company Treehouse Foods, Inc.

In October 2018, Willis Towers Watson updated its executive compensation analysis report to the Compensation Committee. Willis Towers Watson utilized nationally recognized compensation surveys and analyzed competitive practices and the amounts and nature of compensation paid to executive officers of the 2018 Peer Group. Based on the data presented to the Compensation Committee by Willis Towers Watson and the analysis described above, the Compensation Committee has targeted base salary, annual and long-term cash incentive compensation, and equity incentive compensation for NEOs around the 50th percentile of the peer group comparison. The Compensation Committee also targets the overall proportion of total variable compensation (i.e., compensation based on performance) and fixed compensation (i.e., base or guaranteed compensation) for each NEO to be consistent with the 50th percentile of the peer group comparison. In determining the level of compensation provided to its NEOs, the Compensation Committee not only considers the Company’s performance, but also evaluates the Company’s comparative performance against peer group companies, taking into account sales growth, growth in earnings per share (“EPS”), and share price performance, among other factors. In addition, the Compensation Committee considers the Company’s geographic locations, including the

2020 Proxy Statement	Compensation Discussion and Analysis | 47

COMPENSATION DISCUSSION AND ANALYSIS

greater Miami area, where there is significant competition for employees in the global agricultural and consumer products industries. The Compensation Committee also evaluates individual NEO experience, seniority, and performance, based on both objective and subjective measures, on an annual basis and may award merit salary increases as a result of these assessments. This approach ensures that the Company’s compensation programs will enable it to remain competitive in its markets and reward individual NEO performance. While the Compensation Committee targets cash compensation and equity awards in the 50th percentile of the peer group, the Compensation Committee recognizes the Company’s desire to keep the best talent in its executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate or award total compensation that may deviate from the general benchmark targets described above. Actual pay for each executive is determined based on this premise and is driven by the performance of the executive over time and the annual performance of the Company. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

The Company provides Mr. Abu-Ghazaleh with greater total compensation and benefits (including post-employment benefits) than those provided to other NEOs to reflect the increased level of responsibility and risk faced by Mr. Abu-Ghazaleh as the Company’s CEO. We continue to maintain Mr. Abu-Ghazaleh’s compensation level in accordance with the Compensation Committee’s review of peer group compensation data, as it reflects the competitive nature of compensation paid to chief executive officers within the peer group. The Compensation Committee believes that Mr. Abu-Ghazaleh’s competitive compensation package is important to motivate and retain him as the highly valued top executive of the Company.

2019 Peer Group. In July 2019, the Compensation Committee, based on recommendations from Willis Towers Watson agreed to maintain the same compensation peers except that Pinnacle Foods was removed based on its acquisition by Conagra Brands in October 2018 and Lamb Weston was added to the Peer Group.

Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Compensation Committee annually reviews and considers the results of the prior-year’s shareholder advisory vote on our executive compensation. The Compensation Committee believes that this advisory vote can provide useful feedback regarding whether shareholders believe that the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with the appropriate compensation and meaningful incentives. In establishing the 2020 compensation program, the Compensation Committee noted that 80% of the votes cast at the 2019 annual meeting supported our Company’s executive compensation program. In light of this feedback, the Compensation Committee made the following adjustments to the executive compensation program for 2020 as discussed above on page 47:

•

re-balanced the annual incentive program for executives, other than our CEO, to significantly shift the incentive to support Company financial goals and therefore (i) increased the target percentage of Annual Incentive earned based on company-wide financial metrics from 30% of target opportunity to 70% of target opportunity, decreased the percentage earned based on Individual Performance Objectives from 70% of target opportunity to 30% of target opportunity base salary, while maintaining the target awards for NEOs, other than the CEO, at 50% of the base salary and (ii) increased the maximum award to 150% of target opportunity; and

•

further aligned executives’ long-term interests with those of shareholders by determining that the NEO long-term cash incentive awards for 2020 would be similarly structured to the CEO’s long-term cash incentive program, and solely based on company-wide financial metrics and not individual goals.

The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages for our NEOs.

48 | Compensation Discussion and Analysis	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to help align the interests of each NEO with those of our shareholders. Under this share ownership policy, each NEO is required to own a specified multiple of his annual base salary corresponding to its value in Ordinary Shares.

Executive	Title	Stock Ownership Guideline
Mohammad Abu-Ghazaleh	Chief Executive Officer	5x Base Salary
Eduardo Bezerra	Chief Financial Officer	2x Base Salary
Youssef Zakharia	Chief Operating Officer	3x Base Salary
Annunciata Cerioli	SVP Operations North America	2x Base Salary
Marlene M. Gordon	SVP General Counsel, Chief Compliance Officer, Chief Communications Officer, Secretary	2x Base Salary

Each NEO is required to meet this share ownership guideline within five years from the date they assumed a position that required such level of ownership. For purposes of determining whether share ownership requirement has been met, we will use the acquisition cost or the grant price value of the shares to calculate the percentage of ownership against the respective multiples of NEOs base salary requirement.

As of February 20, 2020, our CEO was in compliance with the stock ownership guidelines while all of our other current NEOs are within the first five years of his or her position. However, we believe each executive is on track to meet the share ownership requirement.

Prohibitions on Hedging

The Company’s Insider Trading Policy and hedging policy prohibits our directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Fresh Del Monte Produce stock (including swaps, forwards, options and futures) except in certain very limited circumstances.

Tax Deductibility of Compensation

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our CEO. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. The severance agreement for the CEO contains a provision requiring us to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Section 280G.

Code Section 409A. Under Section 409A of the Code, amounts deferred by an NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

2020 Proxy Statement	Compensation Discussion and Analysis | 49

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and in this proxy statement relating to our 2020 Annual General Meeting of Shareholders.

Respectively submitted by the Compensation Committee of the Board:

Michael J. Berthelot, Chair

Madeleine L. Champion

John H. Dalton

February 18, 2020

50 | Compensation Committee Report	2020 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman and Chief Executive Officer, the Chief Financial Officer, the former Chief Financial Officer, and the three other most highly compensated executive officers in 2019, who are referred to as named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Mohammad Abu-Ghazaleh Chairman and CEO	2019	1,195,385	1,230,000	(4)	2,499,498	600,000		113,145		5,638,028
	2018	1,195,385	—		4,195,643	1,173,300		102,004		6,666,331
	2017	1,195,385	—		5,110,921	2,124,000		113,038		8,543,343
Eduardo Bezerra SVP and CFO	2019	302,678	—		201,302	128,649	(5)	49,898	(6)	682,527
Richard Contreras Former SVP and CFO(7)	2019	144,460	—		138,955	99,527		238,381	(8)	621,325
	2018	441,879	—		280,485	185,108		24,341		931,813
	2017	433,215	—		228,497	302,508		28,738		992,957
Youssef Zakharia President and COO	2019	846,731	—		971,964	522,542		64,302		2,405,539
	2018	846,731	—		1,028,120	104,125		47,504		2,026,480
	2017	697,308	—		913,993	275,800		75,324		1,962,425
Annunciata Cerioli SVP Operations N.A.	2019	418,385	—		138,955	194,855	(9)	20,398		772,592
Marlene M. Gordon SVP, General Counsel, Chief Compliance Officer & Chief Communications Officer	2019	410,415	—		111,121	196,551	(10)	7,758		725,845

(1)

These amounts represent the grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant, and RSUs. Those assumptions can be found in note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019. On February 20, 2019, NEOs were awarded PSUs at grant price of $27.71 (closing share price on the grant date) under the 2014 Omnibus Plan. PSUs are assumed at a 100% potential payout which is the maximum amount for this award plus the corresponding Dividend Equivalent Units (DEUs). For the actual number of PSUs earned for the 2018-2020 and 2019-2021 performance periods, see the 2019 Outstanding Equity Awards at Fiscal Year-End table. Also, on February 20, 2019, NEOs were granted time-based RSUs at a grant price of $27.71 (closing share price on the grant date) under the 2014 Omnibus Plan.

(2)

The amounts shown in this column include the cash awards (i) earned with respect to 2019 performance under the CEO AIP or the Senior Executive AIP and (ii) earned under the LTIP cycle ended for the relevant year to the extent that the NEO was eligible. For Abu-Ghazaleh’s 2019 annual incentive award, please see note (4) below. For 2019, Mr. Zakharia earned an AIP award of $336,304 and a 2017-2019 LTIP payout of $185,938. Neither Mr. Bezerra, Ms. Cerioli nor Ms. Gordon were eligible for a payout under the 2017-2019 LTIP cycle as they were not employed by us at the beginning of the performance period. Mr. Contreras was not eligible for a AIP award as he was not employed by us at the end of the 2019 fiscal year. For more details about these plans, please refer to the “Compensation Discussion and Analysis - Annual Cash Incentive Awards” and “Compensation Discussion and Analysis - Long Term Incentive Awards.”

(3)

The All Other Compensation column includes perquisites and other benefits. The amounts quantified below as car benefits include the amount that the Company recognized as an expense for fiscal year 2019 for each car (where leased, the annual cost of the lease; where owned by the company, the depreciation of the car for that year), including the maintenance, insurance, and fuel expenses. The amount for Mr. Abu-Ghazaleh includes a car benefit of $62,312, term life insurance policy at an expense to the Company of $42,701, medical and dental insurance premiums of $6,633 and $1,497 respectively. For Mr. Zakharia, the amount of $64,302 includes his car benefit and Health and Welfare Plan. The amounts for Mr. Bezerra, Ms. Gordon and Ms. Cerioli include the Health and Welfare Plan plus 401(k) employer match.

(4)	The amount shown in this column represents a bonus awarded to the CEO, as discussed in “Compensation Discussion and Analysis – Chief Executive Officer Annual Incentive Plan.”
(5)	The amount shown in this column is only related to Mr. Bezerra’s annual Incentive for 2019 under the Senior Executive AIP. This amount is prorated based on his hire date of March 25, 2019.
(6)

In addition to the all other Compensation described in footnote (4), Mr. Bezerra received relocation benefits during his move to Florida. These relocation payments includes an expense of USD $16,891 for his household goods transportation and USD $8,000 for temporary housing.

(7)	Mr. Contreras resigned from the Company effective April 12, 2019. Mr. Bezerra was appointed CFO effective March 25, 2019.
(8)	The amount for Mr. Contreras (former CFO) includes his severance pay for $221,792 plus medical benefits of $16,588.
(9)	The amount shown in this column is only related to Ms. Cerioli’s annual incentive payout under the Senior Executive AIP.
(10)	The amount shown in this column is only related to Ms. Gordon’s 2019 annual incentive payout under the Senior Executive AIP.

2020 Proxy Statement	Executive Compensation | 51

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for Fiscal Year 2019

The following table provides information about equity and non-equity awards granted to our NEOs in fiscal 2019.

Name	Plan	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts under Equity Incentive Plan Awards (#)(2)		All Other Share Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold	Target	Maximum	Threshold	Target
Mohammad Abu-Ghazaleh Chairman and CEO	AIP	1/1/2019	600,000	1,200,000	3,000,000	—	—	—	—
	2019 LTIP	1/1/2019	600,000	1,200,000	1,800,000	—	—	—	—
	PSU	2/20/2019	—	—	—	32,000	40,000	—	1,113,998
	RSU	2/20/2019	—	—	—	—	—	50,000	1,385,500
Eduardo Bezerra SVP and CFO	AIP	1/1/2019	—	151,923	—	—	—	—	—
	2019 LTIP	1/1/2019	—	—	106,346	—	—	—	—
	PSU	7/31/2019	—	—	—	1,800	2,250	—	68,552
	RSU	3/25/2019	—	—	—	—	—	5,000	132,750
Richard Contreras Former SVP and CFO	AIPs	1/1/2019	—	72,509	—	—	—	—	—
	2019 LTIP(4)	1/1/2019	—	—	50,756	—	—	—	—
	PSU(5)	2/20/2019	—	—	—	2,400	3,000	—	83,535
	RSU(5)	2/20/2019	—	—	—	—	—	2,000	55,420
Youssef Zakharia President and COO	AIP	1/1/2019	—	425,000	—	—	—	—	—
	2019 LTIP	1/1/2019	—	—	297,500	—	—	—	—
	PSU	2/20/2019	—	—	—	12,000	15,000	—	417,764
	RSU	2/20/2019	—	—	—	—	—	20,000	554,200
Annunciata Cerioli SVP Operations N.A.	AIP	1/1/2019	—	210,000	—	—	—	—	—
	2019 LTIP	1/1/2019	—	—	147,000	—	—	—	—
	PSU	2/20/2019	—	—	—	2,400	3,000	—	83,535
	RSU	2/20/2019	—	—	—	—	—	2,000	55,420
Marlene M. Gordon SVP, General Counsel, Chief Compliance Officer & Chief Communications Officer	AIP	1/1/2019	—	206,000	—	—	—	—	—
	2019 LTIP	1/1/2019	—	—	144,200	—	—	—	—
	PSU	2/20/2019	—	—	—	1,600	2,000	—	55,701
	RSU	2/20/2019	—	—	—	—	—	2,000	55,420

(1)

Reflects potential value of the payout pursuant to the terms of the plan awards for the 2019 fiscal year under the CEO AIP and 2019-2021 LTIP for our CEO, Mr. Abu-Ghazaleh, and the Senior Executive AIP and 2019-2021 LTIP for the other NEOs, as described in the section captioned Executive Compensation under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Awards” and “Long Term Incentive Awards.”

(2)

On February 20, 2019, the Company awarded PSUs to its NEOs with a grant date price of $27.71 per share under the 2014 Omnibus Plan, except for Mr. Bezerra who joined the Company at a later date. The PSUs were subject to meeting a target performance goal of $220 million in EBITDA for fiscal year 2019 with a minimum threshold at 80% target achievement. Each NEO may have earned between 80% to 100% of the PSU award corresponding to the EBITDA performance goal achievement level. The performance goal for this award was met at 100% with an EBITDA achievement of $220.9 million in 2019.

(3)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the fair market value at the award date based upon the probable outcome of the performance conditions. Refer to “Compensation Discussion and Analysis—Equity Awards” for the descriptions of the PSUs and RSUs.

(4)

Represents the LTIP grant at target for Mr. Contreras assuming performance targets were achieved and that he remained employed for the entire performance cycle while this award reaches its maturity. However, Mr. Contreras resigned from the Company effective April 29, 2019, so the final outcome of the award was prorated for the time he was employed during this performance period.

(5)	In connection with his resignation, Mr. Contreras forfeited all of the PSUs and RSUs awarded in February 2019.

52 | Executive Compensation	2020 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our NEOs at 2019 fiscal year-end.

Name	Type of Equity Award	Securities Underlying Unexercised Options exercisable (#)		# of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	# of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Mohammad Abu-Ghazaleh Chairman and CEO	Stock Options	32,200	(2)	—	26.52	—	—		—
	Stock Options	64,400	(3)	—	28.89	—	—		—
	2017 PSUs	—		—	—	—	12,221	(4)	429,079
	2019 PSUs	—		—	—	—	40,180	(5)	1,410,720
	2016 RSUs	—		—	—	—	10,428	(6)	366,127
	2017 RSUs	—		—	—	—	20,643	(7)	724,776
	2018 RSUs	—		—	—	—	30,599	(8)	1,074,331
	2019 RSUs	—		—	—	—	40,180	(9)	1,410,720
Eduardo Bezerra SVP and CFO	2019 PSUs	—		—	—	—	2,260	(10)	79,349
	2019 RSUs	—		—	—	—	4,018	(11)	141,072
Richard Contreras Former SVP and CFO	2019 PSUs(12)	—		—	—	—	—		—
	2019 RSUs(12)	—		—	—	—	—		—
Youssef Zakharia President and COO	2011 PSUs	—		—	—	—	5,559	(13)	195,176
	2013 PSUs	—		—	—	—	5,464	(14)	191,841
	2014 PSUs	—		—	—	—	5,367	(15)	188,435
	2015 PSUs	—		—	—	—	5,010	(16)	175,901
	2016 PSUs	—		—	—	—	4,171	(17)	146,444
	2017 PSUs	—		—	—	—	14,614	(4)	513,098
	2019 PSUs	—		—	—	—	15,067	(5)	529,002
	2016 RSUs	—		—	—	—	1,556	(6)	54,631
	2018 RSUs	—		—	—	—	4,895	(8)	171,863
	2019 RSUs	—		—	—	—	16,072	(9)	564,288
Annunciata Cerioli SVP Operations N.A.	2019 PSUs	—		—	—	—	3,013	(5)	105,786
	2019 RSUs	—		—	—	—	1,607	(9)	56,422
Marlene M. Gordon SVP, General Counsel, Chief Compliance Officer & Chief Communications Officer	2019 PSUs	—		—	—	—	2,009	(5)	70,536
	2018 RSUs	—		—	—	—	1,216	(8)	42,694
	2019 RSUs	—		—	—	—	1,607	(9)	56,422

(1)

Represents the dollar value of the unvested RSUs or PSUs multiplied by the closing price of our Ordinary Shares ($35.11) on December 27, 2019, the last day of our 2019 fiscal year. The ultimate value of the awards will depend on the value of our Ordinary Shares on the actual vesting date.

(2)

All options vested 20% on the grant date and the remainder of the options vested in four equal annual installments on the anniversary of the grant date. All options expire 10 years from the grant date.

(3)

32,200 of the options vested 20% on the grant date and the remainder of such options vested in three equal annual installments on the anniversary of the grant date. 32,200 of the options vested 20% on the grant date and the remainder of such options vested in four equal annual installments on the anniversary of the grant date. All options expire 10 years from the grant date.

(4)

Represents PSUs granted on February 22, 2017 with a performance achievement of 88.8% to vest between February 22, 2018 and February 22, 2020. The last tranche will vest on February 22, 2020. Vested PSUs, other than those granted to Mr. Abu-Ghazaleh, are settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.

(5)

Represents PSUs granted on February 20, 2019 to vest between February 20, 2020 and February 20, 2022. The 2019 performance objective for these PSUs was achieved at 100%, which means that 100% of the granted PSUs were earned and will vest equally over a three-year period. The first tranche out of three will vest in February 20, 2020. Vested PSUs, other than those granted to Mr. Abu-Ghazaleh, are settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.

(6)	Represents unvested RSUs that will fully vest on February 24, 2020. This is the last tranche to vest from the 2016 RSU grant.

2020 Proxy Statement	Executive Compensation | 53

EXECUTIVE COMPENSATION

(7)

Represents unvested RSUs that will continue to vest on February 22, 2020 and February 22, 2021. These outstanding RSUs represent 2 out of 5 equally divided portions or “tranches” of the 2017 RSU grant.

(8)

Represents unvested RSUs that will continue to vest on February 21, 2020, February 21, 2021 and February 21, 2022. These outstanding RSUs represent 3 out of 5 equally divided tranches of the 2018 RSU grant.

(9)

Represents unvested RSUs that will continue to vest on February 20, 2020, February 20, 2021, February 20, 2022 and February 20, 2023. These outstanding RSUs represent 4 out of 5 equally divided tranches of the 2019 RSU grant.

(10)

Represents PSUs granted on July 31, 2019 to vest between July 31, 2020 and July 31, 2022. The 2019 performance objective for these PSUs was achieved at 101%, which means that 100% of the granted PSUs were earned and will vest equally over a three-year period. The first tranche out of three will vest on February 20, 2020. The number of outstanding shares also includes accrued DEUs.

(11)

Represents unvested RSUs that will continue to vest on March 25, 2020, March 25, 2021, March 25, 2022 and March 25, 2023. These outstanding RSUs represent 4 out of 5 equally divided tranches of the 2019 RSU grant.

(12)	In connection with his resignation, Mr. Contreras forfeited all of the PSUs and RSUs awarded in February 2019.
(13)	Represents PSUs granted in 2011, that are fully vested. Vested PSU will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs grant.
(14)	Represents PSUs granted in 2013, that are fully vested. Vested PSUs will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.
(15)	Represents PSUs granted in 2014, that are fully vested. Vested PSUs will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.
(16)	Represents PSUs granted in 2015, that are fully vested. Vested PSUs will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.
(17)	Represents PSUs granted in 2016, that are fully vested. Vested PSUs will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.

Option Exercises and Stock Vested Table for Fiscal Year 2019

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of RSUs and PSUs in fiscal 2019.

	Stock Awards(1)
Name	Number Of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Mohammad Abu-Ghazaleh Chairman and CEO	77,374(2)	2,143,495
Eduardo Bezerra SVP and CFO	1,000(3)	26,550
Richard Contreras Former SVP and CFO	60,583(4)	1,818,824
Youssef Zakharia President and COO	14,150(5)	394,322
Annunciata Cerioli SVP Operations N.A.	400(6)	11,084
Marlene M. Gordon SVP, General Counsel, Chief Compliance Officer & Chief Communications Officer	803(7)	22,089

(1)

The dollar value realized represents the market value received by each NEO upon the vesting of the RSU/PSU awards. The value realized is based on the closing stock price of FDP stock on the NYSE on the vesting date.

(2)

Represents 26,050 PSUs (includes DEUs) from the 2016 and 2017 PSU grants that vested on March 1, 2019 plus 51,323 RSUs (includes DEUs) from the 2015, 2016, 2017, 2018 and 2019 RSU grants that vested on February 18, February 20, February 21, February 22 and February 24, 2019.

(3)	Represents 1,000 RSUs (includes DEUs) that vested on March 25, 2019.
(4)	Represents 54,590 PSUs (includes DEUs) from previous PSUs grants that vested on October 11, 2019 plus 5,993 RSUs (includes DEUs) that vested in April and February 2019.
(5)

Represents 4,888 PSUs (includes DEUs) from the 2017 PSU grant that vested on February 22, 2019 (second tranche out of three equivalent tranches), plus 9,262 RSUs (includes DEUs) that vested on February 21, February 22, July 29, and August 3, 2019. These RSUs are from 2015, 2016, 2018 and 2019 RSU grants.

(6)	Represents 400 RSUs (includes DEUs) that vested on February 20, 2019.
(7)	Represents 803 RSUs (includes DEUs) that vested on February 20 and June 25, 2019.

54 | Executive Compensation	2020 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Termination in Absence of Change of Control, Death or Disability

Name	Severance Payment	Cash Bonus Payment	Continuation of Medical Benefit(1)	Equity Acceleration(2)	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	$4,800,000	$1,200,000	$30,400	$1,519,982	—	$7,550,382
Eduardo Bezerra	$7,596	—	—	—	—	$7,596
Youssef Zakharia	$163,462	—	—	$226,249	—	$389,710
Annunciata Cerioli	$32,308	—	—	—	—	$32,308
Marlene M. Gordon	$31,692	—	—	—	—	$31,692
Richard Contreras	—	—	—	—	—	—

Termination Upon Change of Control

Name	Severance Payment	Cash Bonus Payment	Continuation of Medical Benefit(1)	Equity Acceleration(2)	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	$9,000,000	$1,200,000	$30,400	$5,415,753	—	$15,646,153
Eduardo Bezerra	$7,596	—	—	$220,421	—	$228,017
Youssef Zakharia	$163,462	—	—	$1,491,403	—	$1,654,864
Annunciata Cerioli	$32,308	—	—	$162,208	—	$194,516
Marlene M. Gordon	$31,692	—	—	$169,652	—	$201,344
Richard Contreras	—	—	—	—	—	—

(1)

Pursuant to the Executive Retention and Severance Agreement, medical insurance coverage will be provided for Mr. Abu-Ghazaleh until he becomes eligible for medical insurance coverage at a new employer or the fifth anniversary of termination date inclusive of any transition period, whichever is earlier. This amount is based on Company estimates.

(2)

In the event of a termination in absence of change in control, death or disability, any outstanding awards that were granted before 2018 will be accelerated. Awards granted in 2018 or after will be forfeited. Value is determined using the share price at closing on December 27 (last day of the fiscal year).

(3)	Value is determined using the share price at closing on December 27 (last day of the fiscal year).

Severance Agreement

We entered into an Executive Retention and Severance Agreement with our CEO in 2003. We have not entered into employment or severance agreements with our other NEOs. The Executive Retention and Severance Agreement with our CEO provides for severance payments under certain circumstances as discussed below.

In the event of a Termination Upon Change of Control, which is a termination of the CEO by the Company without Cause or resignation by the CEO for Good Reason each during a Change of Control Window, the CEO is entitled to receive (i) all salary earned through the end of the transition period or the termination date and benefits, (ii) payment of medical premiums until the earlier of the date he is covered by a new employer or five years after the end of the transition period or termination date, (iii) a lump sum cash severance payment equal to 3 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 120% of the financial performance targeted for the year in which the termination occurs, and (iv) a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target. A termination is considered in connection with a Change of Control if the termination occurs within the period commencing on the date that the Company publicly announces the existence of a definitive agreement of a transaction that may result in a change of control and 12 months after the consummation of such a transaction.

In the event of a Termination (Without Cause) in Absence of Change of Control, death or disability, the CEO is entitled to receive the same payments in (i) and (ii) above. In addition, the CEO will receive a lump sum cash severance payment

2020 Proxy Statement	Executive Compensation | 55

EXECUTIVE COMPENSATION

equal to 2 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 100% of the financial performance targeted for the year in which the termination occurs, and a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target.

For purposes of the agreement, “Cause” means (i) the CEO’s willful and continued failure to perform his duties with the Company, except under certain circumstances, (ii) a material, willful breach committed in bad faith of our Code of Conduct and Business Ethics Policy, or (iii) indictment or conviction of a felony based upon a crime. “Change of Control” means (i) any person becomes the beneficial owner of 50% or more of our outstanding Ordinary Shares or the combined voting power of our then-outstanding securities, with certain exceptions, (ii) the Company is party to a merger or consolidation as a result of which the our voting securities of the Company outstanding immediately before the merger or consolidation is less than 50% of the combined voting power of our Company or the surviving entity immediately after the merger or consolidation, (iii) the sale or disposition of all or substantially all of our assets, unless at least 50% of the combined voting power of the entity acquiring those assets is held by persons who held our voting securities immediately prior to the transaction, (iv) a change in the composition of the Board as described in the agreement, (v) the dissolution or liquidation of the Company, unless persons who held our voting securities immediately prior to such liquidation or dissolution hold at least 50% of the combined voting power of the entity that holds all or substantially all of our assets following the dissolution or liquidation, (vi) when the incumbent Chairman ceases to occupy that position, or (vii) any transaction or series of related transactions that has the substantial effect of any of the above. “Good Reason” means any of the following events that are not consented to by the CEO: (i) a reduction or change of the CEO’s status, title, duties, responsibilities, authority or reporting relationship such that he no longer serves in a substantive, senior executive role that is comparable to his role as of the date of the agreement, or no longer reports solely to the Board, or a reduction or change in the composition of executives reporting to him, all of which, in the CEO’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities, authority or reporting relationship; (ii) a reduction in the CEO’s base salary or annual bonus payment; (c) a reduction in the CEO’s benefits; or (d) the Company’s material breach of the terms of the agreement.

The severance payments and benefits described above are conditioned upon the CEO’s execution and delivery of a general release in a form satisfactory to us. The agreement provides that the CEO must abide by certain non-solicitation provisions for a period of two years if we deliver severance payments and benefits. In addition, the agreement contains confidentiality and non-disparagement provisions.

We are required to reimburse the CEO if he is subject to any excise tax due to characterization of any amount payable as excess parachute payments pursuant to Sections 280G and 4999 of the Code. We will gross-up the amount payable to the CEO such that the net amount realizable by the CEO is the same as if there were no such excise taxes or income taxes applied to such reimbursement. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Sections 280G or 4999 of the Code.

Equity Awards

Our 2014 Omnibus Plan provides for accelerated vesting of outstanding equity awards upon a change of control. In the case of performance awards, the amount vesting upon the change of control is determined at the greater of an assumed achievement of all relevant performance goals at the “target” level, or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the change of control.

56 | Executive Compensation	2020 Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $5,217.87; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement was $5,638,028.

Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 1081 to 1. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO:

•

We determined that, as of November 30, 2019, our employee population consisted of approximately 36,147 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.

•	To identify the “median employee” from our employee population, we used the following methodology:

•	We considered all our employees in the different countries where we are located.

•	We used the amount of “gross wages” for the identified employees as reflected in our payroll records for the eleven-month period beginning January 1, 2019 and ending November 30, 2019.

•	We determined our sample size and took a representative sample from each country based on below:

•	For countries where employee headcount is less than 1% of the total Company headcount, we took a sample of 1 so that all countries will be represented in the analysis;

•	For countries whose employee headcount is more than 1% of the total Company headcount, a sample size was determined based on a pre-determined formula;

•	Once the sample size from the different countries were determined, random sampling was applied to ensure fairness of data when determining the median employee (sample used in 2019 was 204); and

•	The resulting random sampling of employees was stacked to identify the median employee.

•	For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding.

•

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $5,217.87. Since the median employee is located in Costa Rica, to arrive at this amount, we converted the employee’s pay from the local currency based on an exchange rate of 571 Costa Rican colones to each U.S. Dollar (the exchange rate as of November 30, 2019).

•	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included in this proxy statement.

2020 Proxy Statement	Executive Compensation | 57

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information about our Ordinary Shares that may be issued under all of our existing equity compensation plans as of December 27, 2019.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	576,801(2)	$28.10	891,997(3)
Equity compensation plans not approved by security holders	—	—	—
Total	576,801	$28.10	891,997

(1)

Equity compensation plans approved by security holders include the Company’s 1999 Share Incentive Plan, or 1999 Plan, the 2011 Omnibus Share Incentive Plan, or 2011 Plan, and the 2014 Omnibus Plan. Significant plans are described in our Annual Report on Form 10-K for fiscal year ended December 27, 2019.

(2)	Includes 7,900 Ordinary Shares from our 1999 Plan, 70,023 Ordinary Shares from our 2011 Plan and 498,878 Ordinary Shares from our 2014 Omnibus Plan.
(3)	Includes Ordinary Shares from our 2014 Omnibus Plan.

58 | Executive Compensation	2020 Proxy Statement

BENEFICIAL OWNERSHIP OF ORDINARY SHARES

The following table sets forth information as of March 6, 2020 with respect to the beneficial ownership of Ordinary Shares by (a) each shareholder who, to our knowledge, is the beneficial owner of more than 5% of the outstanding Ordinary Shares, (b) each of our current directors and director nominee, (c) each named executive officer included in the Summary Compensation Table above and (d) all of our current directors and executive officers as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. To our knowledge, except as otherwise indicated in the footnotes below, the reporting person has sole voting and dispositive power with respect to all shares beneficially owned.

As of March 6, 2020, there were 47,953,449 Ordinary Shares outstanding.

Name of Beneficial Owner	Number of Ordinary Shares	Percent of Ordinary Shares
Mohammad Abu-Ghazaleh(1)	16,963,613	35.3%
Amir Abu-Ghazaleh(2)	3,249,733	6.8%
Ahmad Abu-Ghazaleh(3)	61,712	*
Michael J. Berthelot	501	*
Madeleine L. Champion	9,269	*
Mary Ann Cloyd	3,445	*
John H. Dalton	76,116	*
Eduardo Bezerra(4)	2,169	*
Richard Contreras(5)	476	*
Youssef Zakharia	12,493	*
Annunciata Cerioli	1,012	*
Marlene M. Gordon	1,616	*
All directors and executive officers as a group (19 persons)(6)	17,097,467	35.6%
BlackRock, Inc.(7)	4,781,035	10.0%
FMR LLC(8)	7,212,305	15.0%
Dimensional Fund Advisors LP(9)	4,061,884	8.5%
The Vanguard Group(10)	3,402,507	7.1%
Sumaya Abu-Ghazaleh(11)	2,731,666	5.7%

*	Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o Fresh Del Monte Produce Inc., 241 Sevilla Avenue, Coral Gables, Florida 33134.

(1)

Includes (i) 20,000 Ordinary Shares owned directly by Mr. Mohammad Abu-Ghazaleh’s spouse, (ii) 96,600 Ordinary Shares issuable upon exercise of vested stock options and (iii) 11,583,177 Ordinary Shares that Mr. Mohammad Abu-Ghazaleh is deemed to have beneficial ownership pursuant to the voting agreement, dated February 20, 2009, as amended (the “Voting Agreement”), which has been filed as Exhibit 16 to a Schedule 13D/A filed with the SEC on January 26, 2010. Mr. Mohammad Abu-Ghazaleh has shared voting power with respect to the 11,583,177 Ordinary Shares beneficially held pursuant to the Voting Agreement but does not have dispositive power with respect to these shares. Of the 16,963,613 Ordinary Shares beneficially owned, 11,024,238 Ordinary Shares have been pledged to banks as security for loans.

(2)

Pursuant to the Voting Agreement, Mr. Amir Abu-Ghazaleh has shared power to vote the Ordinary Shares and sole power to dispose or direct the disposition of the Ordinary Shares. Of this amount, 2,002,143 Ordinary Shares have been pledged to banks as security for loans.

(3)	Pursuant to the Voting Agreement, Mr. Ahmad Abu-Ghazaleh has shared power to vote the Ordinary Shares and sole power to dispose or direct the disposition of the Ordinary Shares.
(4)	Includes 1,000 Ordinary Shares issuable pursuant to RSUs that vest within 60 days after March 6, 2020.
(5)	Mr. Contreras resigned from the Company effective April 12, 2019. Information in the above table is as of April 12, 2019 and based solely on the Form 4 filed with the SEC on February 22, 2019.
(6)

Includes an aggregate of (i) 96,600 Ordinary Shares issuable upon exercise of vested stock options and (ii) 1,000 Ordinary Shares issuable pursuant to RSUs that vest within 60 days after March 6, 2020. This amount includes 8,155,132 Ordinary Shares over which Mr. Mohammad Abu-Ghazaleh

2020 Proxy Statement	Beneficial Ownership of Ordinary Shares | 59

BENEFICIAL OWNERSHIP OF ORDINARY SHARES

has shared voting power with persons who are not directors or executive officers of the Company, pursuant to the Voting Agreement. Mr. Mohammad Abu-Ghazaleh does not have dispositive power with respect to any shares that are beneficially held pursuant to the Voting Agreement.
(7)

This amount is based solely on the Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc (“BlackRock”). BlackRock, a parent holding company through certain of its subsidiaries, beneficially owned 4,781,035 Ordinary Shares with the (i) sole power to vote or direct the vote with respect to 4,687,851 of these shares and (ii) sole power to dispose or direct the disposition of 4,781,035 of these shares. The business address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(8)

This amount is based solely on the Schedule 13G (Amendment No. 18) filed with the SEC on February 7, 2020 by FMR LLC (“FMR”), Abigail P. Johnson and Fidelity Low-Priced Stock Fund. FMR, certain of its subsidiaries and affiliates, and other companies beneficially owned 7,212,305 Ordinary Shares with the (i) sole power to vote or direct the vote with respect to 760,045 of these shares and (ii) sole power to dispose of or direct the disposition of 7,212,305 of these shares. The business address of FMR is 245 Summer Street, Boston, MA 02210.

(9)

This amount is based solely on the Schedule 13G (Amendment No. 8) filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional, an investment adviser, sub-adviser and manager, beneficially owned 4,061,884 Ordinary Shares with the (i) sole power to vote or direct the vote with respect to 4,012,690 of these shares and (ii) sole power to dispose or direct the disposition of 4,061,884 of these shares. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(10)

This amount is based solely on the Schedule 13G (Amendment No. 4) filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). Vanguard, an investment adviser, beneficially owned 3,402,507 Ordinary Shares with the (i) sole power to vote or direct the vote with respect to 29,937 of these shares, (ii) shared power to vote or direct the vote with respect to 9,400 of these shares, (iii) sole power to dispose of or direct the disposition of 3,367,742 of these shares, and (iv) shared power to dispose of or direct the disposition of 34,765 of these shares. The business address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(11)

Pursuant to the Voting Agreement, Ms. Sumaya Abu-Ghazaleh has shared power to vote the Ordinary Shares and sole power to dispose or direct the disposition of the Ordinary Shares. The business address of Sumaya Abu-Ghazaleh is c/o Ahmed Abu-Ghazaleh & Sons Co. Ltd., No. 18, Hamariya Fruit & Vegetable Market, Dubai, United Arab Emirates.

60 | Beneficial Ownership of Ordinary Shares	2020 Proxy Statement

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the year ended December 27, 2019, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that Martha Jeifetz and Hans Sauter each did not timely file a Form 3; Martha Jeifetz did not timely file a Form 4 to report four transactions; and Hans Sauter did not timely file a Form 4 to report six transactions.

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our Ordinary Shares.

Shareholder Proposals and Director Nominations for 2021 Annual General Meeting

Proposals for Inclusion in the Proxy Statement

Shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied. Such proposals must be received by our directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134 not later than November 19, 2020.

Proposals not Included in the Proxy Statement and Nominations for Director

Our Articles of Association govern the submission of nominations for director nominations or other business proposals that a shareholder wishes to have considered at the 2021 Annual General Meeting of Shareholders, but which are not included in the 2021 proxy statement. Under our Articles of Association, shareholders must submit such proposals by delivering, by hand or by registered post, a notice setting out the precise language of any such proposal, together with a certificate certifying that such shareholder was a shareholder at the close of business on the relevant record date, to the directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. The directors must receive such notice at least 80 and not more than 100 days prior to the relevant general meeting or within 10 days of the relevant record date if such record date has not been set or falls after that period of time. In addition, any shareholder recommending a director must submit in writing the information specified under “Shareholder Nominations of Director Candidates” to the Secretary.

The proxy solicited by the Board for the 2021 Annual General Meeting will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of our Articles of Association, and (ii) any proposal made in accordance with the provisions of the Articles of Association, if the 2021 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

The chairman of the 2021 Annual General Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Shareholder Communications

Shareholders or other interested parties may contact any individual director by writing to them in care of the Company’s General Counsel, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables,

2020 Proxy Statement	Other Matters | 61

OTHER MATTERS

Florida 33134. This centralized process assists the Board in reviewing and responding to shareholder communications in an appropriate manner. The General Counsel will forward such correspondence only to the intended recipient(s). Communications relating to accounting, audit matters, or internal controls will also be referred to the Audit Committee. Prior to forwarding any correspondence, the General Counsel will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature or relating to an improper or irrelevant topic. The General Counsel also will attempt to handle the inquiry directly, for example, when it is a request for information about the Company or it is a stock-related matter.

Electronic Delivery

Beginning this year, we have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 19, 2020. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare Trust Company, N.A. in writing: P.O. Box 505000, Louisville, KY 40233-5000, or by telephone: in the U.S., (877) 282-1168; outside the U.S., (781) 575-4706.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We maintain an internet website at www.freshdelmonte.com. Copies of the charters of each of the Audit, Compensation and Governance Committees, together with our Corporate Governance Guidelines and Code of Conduct and Business Ethics Policy, can be found under the Investor Relations—Governance section of our website at www.freshdelmonte.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2019 as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—SEC Filings link on our website at, www.freshdelmonte.com. A request for a copy of such report should be directed to: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations. A copy of any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 27, 2019 will be forwarded following receipt of a written request to Investor Relations.

62 | Other Matters	2020 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., (Eastern Time), on April 27, 2020
Online Go to www.envisionreports.com/FDP or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FDP

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 and 3.

1. Elect one director nominee for a three-year term expiring at the 2023 Annual General Meeting of Shareholders:	+

	For	Against	Abstain
01 - Michael J. Berthelot	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2021.	☐	☐	☐	3. Approve, by non-binding advisory vote the compensation of our named executive officers in 2019.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Admission Ticket

Fresh Del Monte Produce Inc.

2020 Annual General Meeting of Shareholders

April 28, 2020

11:30 a.m., Eastern Time

Del Monte Fresh Produce Company

241 Sevilla Avenue, Coral Gables, Florida, 33134

ADMISSION: To be admitted to the Annual General Meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Ordinary Shares as of the record date for the Annual General Meeting, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and photo identification at the registration desk. No cameras, recording equipment or other electronic devices will be permitted in the Annual General Meeting.

You can view the Proxy Statement and Annual Report to Shareholders on the Internet at www.freshdelmonte.com, click on “Investor Relations” and then “Annual Report/Proxy Statement.”

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FDP

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2020 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders – April 28, 2020

Mohammad Abu-Ghazaleh and Marlene M. Gordon (the “Proxy Holders”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Fresh Del Monte Produce Inc. to be held at Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida, 33134 on April 28, 2020 at 11:30 a.m., Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy Holders will have authority to vote FOR the director nominee listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.